As filed with the Securities and Exchange Commission on June __, 2004

                           Registration No. 333-101552


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                   FORM SB-2/A
                                 AMENDMENT NO. 7

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              MSTG SOLUTIONS, INC.
                             ----------------------
                 (Name of small business issuer in its charter)

      Nevada                            4812                    33-0972963
-----------------------              ----------          --------------------
(State or other jurisdiction of   (Primary Standard         (I.R.S. Employer
incorporation or organization)       Industrial           Identification Number)
                                   Classification
                                    Code Number)


                        1353 Old Temescal Road, Suite 107
                            Corona, California 92881
                                 (909) 270-1385
                     -------------------------------------
          (Address and telephone number of principal executive offices)

                      1353 Old Temescal Road, Suite 107
                            Corona, California 92881
                -----------------------------------------------
(Address of principal place of business or intended principal place of business)


                             Mr. Gil Kim, President
                              MSTG Solutions, Inc.
                        1353 Old Temescal Road, Suite 107
                            Corona, California 92881
                                 (909) 270-1385
                     -------------------------------------
            (Name, address and telephone number of agent for service)

         Copiesof all communications, including all communications sent to the agent for service should be sent to:

                              William T. Hart, Esq.
                               Hart & Trinen, LLP
                             1624 Washington Street
                             Denver, Colorado 80203
                                  303-839-0061

                Approximate Date of Proposed Sale to the Public.
   As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

Tite of Each Class of      Number of      Proposed        Proposed     Amount of
   Security to be        Shares to be  Offering Price    Aggregate     Registra-
    Registered            Registered    Per Share (1)  Offering Price     Fee
--------------------     -----------   -------------   -------------   ---------

  Options to be issued
  to Independent
  Representatives          3,000,000      $ 0.01       $    30,000      $    4

  Shares issuable upon
  exercise of Options
  which have been issued
  to Independent
  Representatives          8,032,763      $ 1.00       $ 8,032,763      $1,018

  Shares issuable upon
  exercise of options to
  be issued to Independent
  Representatives          3,000,000      $ 1.00       $ 3,000,000      $  380

  Common Stock to be
  sold by Selling
  Shareholders               248,637      $ 1.00       $   248,637      $   31
                                                       -----------      ------
     TOTAL                                             $11,311,400      $1,433

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457.

Pursuant to Rule 416, this Registration Statement includes such indeterminate number of additional securities as may be required for issuance upon the exercise of the options as a result of any stock dividends, stock splits or similar transactions.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                              MSTG SOLUTIONS, INC.

                        Options to Purchase Common Stock
                           and Shares of Common Stock

      By means of this prospectus:

o We are offering options to purchase up to 3,000,000 shares of our common stock to our Independent Representatives. These options will be granted in the future and upon terms which will be established by our board of directors.

o We are offering up to 8,032,763 shares of our common stock to our Independent Representatives who exercise options which have previously been granted to them.

o We are offering up to 3,000,000 shares of our common stock to our Independent Representatives who exercise options which may be granted to them in the future.

o A number of our Independent Representatives are offering to sell up to 248,637 shares of our common stock at a price of $1.00 per share. We sometimes refer to these persons as the "Selling Shareholders". See the "Selling Shareholders" section of this prospectus for more information concerning the Selling Shareholders.

                       -----------------------------------

      We will not receive any proceeds from the sale of the common stock by the selling stockholders. We will pay for the expenses of this offering.

      As of the date of this prospectus there was no public market for our common stock.


The securities offered by this prospectus involve a high degree of risk. Please read the "Risk Factors" section of this prospectus beginning on Page 5.


      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. No national securities exchange, including the NASDAQ Stock Market, lists the securities offered.












                   The date of this prospectus IS ______, 2004

                                TABLE OF CONTENTS
                                                                         Page
PROSPECTUS SUMMARY.....................................................

RISK FACTORS...........................................................

MARKET FOR COMMON STOCK................................................

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS....................................

BUSINESS ..............................................................

MANAGEMENT.............................................................

PRINCIPAL SHAREHOLDERS.................................................

OFFERING BY MSTG.......................................................

SELLING SHAREHOLDERS...................................................

DESCRIPTION OF SECURITIES..............................................

EXPERTS................................................................

AVAILABLE INFORMATION..................................................

FINANCIAL STATEMENTS...................................................

9


                               PROSPECTUS SUMMARY

The following summary is only a summary and should be read in conjunction with the more detailed information and the Financial Statements, including its Notes, appearing elsewhere in this prospectus. Unless otherwise specifically referenced, all references to dollar amounts refer to United States dollars.

We were originally incorporated in Nevada on June 26, 2001 under the name Tech Windows. Our name was changed from Tech Windows to MSTG Solutions, Inc. on February 28, 2002. We initially established our business to market long distance services.

                      Our principal executive offices are located at:
                        1353 Old Temescal Road, Suite 107
                            Corona, California 92881
                     Our telephone number is: (909) 270-1385

Our main service, from August 2001 through January 2003, was providing education on the benefits and advantages of starting a home-based business, forming a business entity, such as a corporation, for asset protection and credit building, basic accounting principles, bookkeeping, tax planning, basic business laws and more. Providing education to individuals and small businesses accounted for approximately seventy-five percent (75%) of our revenue during this time period. The other approximate twenty-five percent (25%) of our revenue was generated by Independent Representative Fees, bookkeeping, business filing, company record books and seals, company formalities, credit, legal, mail forwarding, resident agent, resident telephone, state filing, voicemail and website services. As our Independent Representatives became more educated and comfortable selling our services, the Independent Representatives decided to conduct their own training and corporate education services, without our involvement. Consequently, we stopped educating customers after January 2003, and now offer only small business products and services.

Our management believes that we have established a convenient method for a customer to form a corporation, limited liability company or other business entity, and obtain a professionally-designed business website and other products or services that may be useful to the owner of a small business.

We market all of our products and services through a network marketing program comprised of Independent Representatives that can sell our products and services and also sponsor others to sell our products and services. Our network marketing program allows Independent Representatives to build their own sales organizations to earn commissions on their own sales of the products and services, as well as receive percentages of the sales of others they have sponsored into the program. Sales commissions are paid only when a product or service is sold. No commissions are paid solely on recruitment of others.

A substantial number of our Independent Representatives market our products and services on a part-time basis. Approximately 90% of our independent representatives are located in California and Nevada. The remainder of our Independent Representatives is located in several other states, with a small number located in Canada.

In addition to being our customers, customers can also become authorized sales agents, or Independent Representatives, by selling our products and services in order to earn sales commissions and sales commission overrides, depending upon their degree of involvement in the sales network and their success in marketing our products and services.

We are dependent upon the sales of our products and services by our Independent Representatives to continue our growth and to stay in business. Our management believes that our Independent Representatives provide the critical link between our products and services and the end consumer(s).

The Offering

We provide stock options as an incentive to our Independent Representatives. Options are earned when representatives reach the Manager, Director or Regional Vice President levels. Regional Vice Presidents receive additional options for each new representative who becomes a part of their sales organization (or "downline"). Each option provides the holder with the right to purchase one share of our common stock. The number of options which an Independent Representative is eligible to receive and the related option exercise price are determined by our board of directors from time-to-time. Options expire three years after they are earned. See the section of the prospectus captioned "Business-Network Marketing" for information concerning options which have been granted as of May 15, 2004.

By means of this prospectus:

o We are offering options to purchase up to 3,000,000 shares of our common stock to our Independent Representatives. These options will be granted in the future and upon terms which will be established by our board of directors.

o We are offering up to 8,032,763 shares of our common stock to our Independent Representatives who exercise options which have previously been granted to them.

o We are offering up to 3,000,000 shares of our common stock to our Independent Representatives who exercise options which may be granted to them in the future.

o A number of our Independent Representatives are offering to sell up to 248,637 shares of our common stock at a price of $1.00 per share. The Independent Representatives acquired these shares as a result of the exercise of options which we granted them.

We intend to use the net proceeds from the sale of the shares which we may issue upon the exercise of options for general and administrative expenses.

As of May 31, 2004 we had 5,851,804 outstanding shares of common stock.

As of the date of this prospectus there was no market for our common stock. We intend to apply for trading on the Over-the-Counter Bulletin Board ("OTCBB"). There is no assurance that we will be accepted for trading upon the OTCBB, or any other securities exchange, or if trading begins that a realistic trading market will ever develop.

Summary Financial Data
                                  Twelve Months Ended     Six Months Ended
                                       July 31,              January 31,
                                  2002          2003       2003       2004
                                  ----          -----      ----        ----
                               (Restated)

   Revenue                   $  986,857   $  3,365,257  $1,642,420   $1,479,895
   Operating Expenses        (1,414,101)    (3,393,886) (1,802,279)  (1,426,402)
                            -----------    -----------  ----------   ----------
   Income (Loss) from
      operations               (427,244)       (28,359)   (159,859)      53,493
   Total other income and
     (expense)                    4,395          5,282        (196)       7,558
   (Provision) benefit for
       income taxes             (14,232)         4,980          --          269
                              ---------        -------    --------      -------

      Net income (loss)       $(437,081)      $(18,097)   (160,055)      61,320
                              ==========      ========   =========      =======

                                       July 31,
                                  -----------------       January 31, 2004
                                  2002         2003          (Restated)

  Total Assets                 1,473,639     1,135,122          1,004,494
  Total Liabilities            1,761,708       913,772            726,064
  Stockholders' Equity          (288,069)      221,350            278,430


See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion concerning the restatement of our July 31, 2002 financial statements.

Forward Looking Statements

This prospectus contains certain statements about our future business plans, including our current intention to develop and market new products and services in the future and our possible need for additional capital to finance our growth. Statements made in this prospectus regarding our future business prospects and capital needs are forward-looking statements under federal securities laws. There is no assurance that any statement about our future business potential will eventually actually occur or that our projected revenues and expenses will not be materially different that our current expectations. Our ability to proceed with the implementation of our business plans is subject to all of the risks discussed in this prospectus and our ability to estimate the time period for which such implementation would occur is subject to substantial uncertainty. Undue reliance should not be placed upon any forward looking statement contained in this Prospectus, including but not limited to statements about the introduction of new products and services, our need for additional capital and the anticipated timing in implementing any of our future business plans. These statements are based on the current expectations of our management, which may change in the future due to a large number of unanticipated future developments, including, but not limited to the Risk Factors set forth in this Prospectus.

Risk Factors

The securities offered by this prospectus involve a high degree of risk and immediate substantial dilution. See "Risk Factors."

                                  RISK FACTORS

The securities offered in this prospectus are very speculative and involve a high degree of risk. Only those who can afford the loss of their entire investment should purchase these securities. Before purchasing these securities, you should carefully consider the following risk factors and the other information concerning us and our business contained in this Prospectus.

We have only a limited operating history.

We commenced implementation of our current business plan during the fourth quarter of 2001. Prior to October 2001 our intended business was the marketing of long distance services through a network-marketing program we established. In the fourth quarter of 2001, we commenced development of the new business plan described in this prospectus. This new business plan has a limited operating history and its financial success will be subject to all the risks inherent in the establishment of a new business enterprise. There is no assurance that we will be profitable in the future. It is uncertain whether consumers will be willing to pay for products and services at a level that will allow us to sustain long-term profitability.

There is intense competition in the sale of incorporation and web-site development. Many of our competitors are more experienced and much better financed. We anticipate that competition will become increasingly severe in the future as other companies market similar products.

We believe that we have substantial competition in both the marketing of our products and services and in attracting experienced salespeople to become our independent representatives. Many of these competitors have longer operating histories, larger customer bases, greater brand name recognition and significantly greater financial, marketing and other resources than we do. In addition, other companies with superior financing to our company may elect to enter the market. Competitors may devote greater resources to marketing and promotional campaigns, and devote substantially more resources to website and systems development than we can. We cannot assure you that we will be able to compete successfully against current and future competitors, and competitive pressures may have a material adverse effect on our business, prospects, financial condition and results of operations. Further as a strategic response to changes in the competitive environment, our management may, from time to time, make certain service or marketing decisions or acquisitions that could have a material adverse effect on our business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on us.

We are dependent upon the efficient deployment of our Internet site and related business strategies. In the event our Internet technology is not accessible by the public, for technical reasons, we will suffer severe negative business consequences.

Our business plans depend on the efficient and uninterrupted operation of our computer and communications hardware and software systems. These systems and operations are vulnerable to damage or interruption from human error, natural disasters, telecommunication failures, break-ins, sabotage, computer viruses, intentional acts of vandalism and similar events. While we have implemented certain systems intended to back-up our website and its data, despite these precautions, there is always the danger that human error or sabotage could substantially disrupt our website which could cause a loss of visitors to our site, damage to our systems, and bad publicity.

We may enter into businesses that are subject to governmental regulations, such as laws associated with the regulation of business formation and the dissemination of information to the public via the internet.

Various state-level agencies may regulate components of our business as our business plan is implemented. While the following is not intended to be a complete list, it is a list of possible state-level regulation which may occur relative to our operations: (a) companies deploying network marketing organizations have been regulated by state Attorney Generals claiming that the network marketing is actually an unlawful pyramid scheme; (b) a significant amount of our revenue is derived through incorporation services and associated education, some of which is regulated by state Departments of Corporations; and
(c) we depend heavily upon the Internet to market our Company and to provide information to the marketing network, some of which may also be regulated as government expands its involvement in the Internet. If such government scrutiny were to occur, it is uncertain how these governmental agencies will react to the marketing methods and products sold by the Company. There can be no assurance that any such regulatory requirements will not have an adverse effect on our business, financial condition or results of operations.

There is no trading market for our shares and there is no assurance that a trading market will ever develop for the shares.

Our shares of common stock have never been traded on any stock exchange. As a result, all of the risks inherent in an initial public offering, including the uncertainty associated with the development of an active trading market are applicable to the shares sold in connection with this Prospectus. In the event the OTCBB refuses to provide price quotations for us, or if an active market for our Shares does not develop, investors in shares of our Common Stock may be unable to liquidate their investment.

We have never paid dividends upon our shares of stock and we do not anticipate ever paying dividends upon our shares of stock.

We plan to retain all cash in our possession to finance the development and growth of our business. It is extremely unlikely that we will ever pay dividends upon our shares of common stock. Investors seeking a regular cash payment upon their investment should not buy our shares of common stock.

In the past, the state of California has investigated network-marketing systems such as the one we have deployed. If such an investigation were to determine that we are operating a pyramid sales organization, then we might be ordered to cease operations.

We believe that a key to our success has been the development of our network marketing force. 95% of our sales are generated through the efforts of this network. In the past, the Attorney General of the state of California has investigated other companies with network marketing organizations and has sometimes concluded that they are operating an unlawful pyramid sales organization. Approximately 90% of our sales force is located in California. If the state of California were to investigate our company and concluded that we are operating a pyramid sales organization, we might be ordered to substantially curtail, or cease, operations altogether. In the event such an order was to be issued, an investor in shares of our Common Stock might lose his entire investment.

The Internet has been the subject of constant technological change. If we are unable to successfully and timely incorporate these changes into our business plan, our services maybe rendered obsolete.

The Internet remains in an early stage for commercial applications. Technological changes will occur which virtually immediately impact upon our business strategies. If we are unable to either predict such changes in advance or rapidly adjust our plans and technologies to reflect these changes, our business plans and Internet site could be rendered obsolete within a very short period of time. These changes include both the development of hardware and software that could render the Company's business plan non-competitive.

Our business is dependent on the continued growth and use of the Internet, as well as the efficient operation of the Internet.

The Internet based information market is new and rapidly evolving. Our business is heavily dependent upon an increasing Internet usage, particularly by consumers and businesses. Our business would be materially adversely affected if Internet usage does not continue to grow or grows slower than currently projected. Further, our business will be adversely affected if consumers or businesses fail to use the Internet in sufficient numbers to allow our business plans to be successfully implemented. Internet usage may be inhibited for a number of reasons, such as:

o     Inadequate network infrastructure;
o     Security concerns;
o     Inconsistent quality of service; and,
o     Unavailability of cost-effective, high-speed access to the Internet.

These problems may occur in deploying any business plan that includes Internet related products.

Corporate Education, which in the past represented approximately 75% of our total revenues, was discontinued after January 2003.

Starting in August 2001, our main revenue stream was Corporate Education, through which the Company provided education to individuals and small businesses on the full benefits and advantages of forming a business entity, such as a corporation. Corporate Education Revenue has represented approximately 75% of the Company's total revenue. As the Company's Independent Representatives became more educated and comfortable selling the Company's services, the Independent Representatives decided to conduct their own training and Corporate Education services, without Company involvement. After January 2003, the Company stopped selling Corporate Education Services. The Company's pricing for its services and revenue for Representative and Agent Fees was then changed, and Corporate Education Services were re-characterized and changed to Business Filing Services (within "Other Small Business Services"). The Company no longer teaches or educates its customers; rather, we perform the service(s) requested by our customer(s). Our business will be adversely affected if our Independent Representatives fail to understand and adjust to the changes we have made, as we no longer receive Corporate Education Revenue after January 31, 2003. There is also a risk that our Independent Representatives may educate our customers inadequately, which may, indirectly, adversely affect the customers' relationships with the Company. Consequently, the Company is dependent upon the rise in sales of "Other Small Business Services" and "Representative and Agent Fees" to stay in business.

We may have contingent liabilities resulting from our recent issuance of common stock.

We cannot preclude the possibility that an investor or investors who purchased securities in connection with the exercise of options will claim that our recent restatement of certain portions of our financial statements constituted a failure to fully disclose a material fact. We initially recognized all revenues as we received funds. As a result of certain comments provided by the SEC, we have recently restated our Financial Statements for the year ended January 2002. Rather than recognize all revenues upon receipt, we amortized our revenues over a twelve month period of time, reflecting the time over which we might be required to provide services and/or products. In the event any shareholder were to successfully prosecute an action against us on this issue, the shareholder may be entitled to damages, including a right to a return of his or her investment. As of May 31, 2004 we had received $731,838 from the exercise of these options. If the shareholders were entitled to a return of their investment, damages to the Company would, at the minimum, be equal to $731,838 and could exceed that amount. Such a damage award would have a severe and adverse effect on our business, including but not limited to, impacting our ability to continue as a going concern.

We may require additional capital and our ability to raise the needed capital is uncertain.

We currently anticipate that our available cash resources from operations and previous capital financings will be sufficient to meet our presently anticipated net capital and expenditure requirements for the foreseeable future based upon known and reasonably estimated trends. However, if we need to raise additional funds in order to support more rapid expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses and/or technologies, or respond to unanticipated requirements, there can be no assurance that additional financing will be available when needed on terms favorable to our Company.

We are dependent upon the key services of Gil Kim and Judy Kim with whom we have employment agreements, but they may desire to terminate their relationship with the Company at any time, causing a severe disruption in our operations.

Our success depends, to a significant extent, upon a number of key employees, including the efforts of its key management personnel, specifically our President and Chief Executive Officer, Gil Kim, and Vice President, Controller and Secretary, Judy Kim. In order to retain its key management personnel, such individuals have been provided with substantial stock and/or options to acquire Common Stock of the Company. The Company does not maintain key person life insurance on its key employees. The loss of the services of any of its officers, directors, and/ or key employees, or the inability to identify, hire, train and/or retain other qualified personnel in the future, could have a material adverse effect on the Company's business, financial condition and operating results. We believe that our future success will also depend in part upon our ability to attract, retain, and motivate qualified personnel. Competition for such personnel is intense. There can be no assurance that we can attract and retain such personnel.

Our common stock may be classified as a "penny stock" which could cause investors to experience delays and other difficulties in trading shares in the stock market.

While there is no assurance, we intend to apply to trade upon the OTCBB. As a result, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the stock, as compared to securities, which are traded on the NASDAQ trading market or on an exchange. In addition, we anticipate that the trading in our Common Stock may be initially covered by what is known as the "Penny Stock Rules." Our sale of stock prior to the filing of this Prospectus was under the exercise of options, which contained strike prices ranging from $0.25 to $01.50 per share. If our Common Stock commences trading upon the OTCBB, or any other securities exchange upon which our Common Stock is traded, the Shares will be covered by the penny stock rules if it trades at a price of less than $5.00 per share. As a result, we anticipate that the penny stock rules will apply to our stock for the foreseeable future. The penny stock rules require brokers to provide additional disclosure in connection with any trades involving a stock defined as a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. The regulations governing penny stocks could limit the ability of brokers to sell the shares offered in this Prospectus and to sell the shares in the secondary trading market. If brokers have difficulty in selling our shares in the open market, the demand for our shares could be materially reduced. This could result in a severe decline in our stock price.

The offering price of the shares to be sold has been arbitrarily determined.

No federal or state agency has made any finding or determination as to the merits, fairness, or suitability for investment of the Shares, nor has any independent third party, such as an investment banking firm, or other expert in the valuation of the business or securities, nor made an evaluation of our economic potential. Our legal counsel is not experienced in reviewing and verifying the merits of a particular investment from a financial point of view, nor has legal counsel undertaken to conduct such a review. Consequently, an investment in the Shares should only be made by prospective investors who, either directly or through their own professional advisors, have the financial and business knowledge and experience to meaningfully evaluate the merits and risks thereof. Potential investors are urged to seek and obtain an independent analysis of our company, and its business and plan of expanded operations, before making an investment in the Shares.

Our growth is dependent upon expansion and retention of the sale forces.

We rely almost exclusively upon our network of Independent Representatives to market our products and services. While this network is currently comprised of over 3,000 individuals, there are certain individuals who generate the vast majority of our revenue. In the event that any of these key individuals were to leave our marketing network, or to otherwise become unavailable to participate in the network, our ability to conduct our business could be materially, and perhaps permanently, impaired.

Control of our Company in principal shareholders, officers and directors.

As of May 31, 2004 Gil Kim and Judy Kim beneficially owned approximately 71% of our outstanding shares of common stock (assuming exercise of the 500,000 options previously issued to Gil Kim and Judy Kim). As a result, these persons acting together will have the ability to control the election and removal of Directors and any merger, consolidation, or sale of all or substantially all of our assets, and to control our management and affairs. Accordingly, this concentration of ownership may have the effect of delaying, deferring, or preventing a change in control, impeding a merger, consolidation, takeover, or other business combination, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our Company, which in turn, could materially, adversely affect the market price of our common stock.

                             MARKET FOR COMMON STOCK

As of the date of this prospectus there was no market for our common stock. We anticipate applying to the Over-the-Counter Bulletin Board ("OTCBB"). There is no assurance that the OTCBB will allow our common stock to trade, or if our shares do trade on the OTCBB, or any other securities exchange upon which our common stock is traded, that an active trading market will develop.

As of May 31, 2004 we had 5,851,804 outstanding shares of common stock which were owned by approximately 550 record holders. A total of 4,853,167 shares have been outstanding for more than one year and may be sold pursuant to Rule 144 of the Securities and Exchange Commission. Rule 144 provides in essence, that holders of restricted securities, after holding restricted securities for a period of one year, may sell in broker/market-maker transactions an amount equal to the greater of 1% of our outstanding common stock or the weekly average trading volume over the preceding four weeks, every three months. A total of 248,637 shares of our outstanding common stock, which have not satisfied the one year holding period required by Rule 144, are being offered for sale by means of this prospectus. See "Selling Shareholders".

We provide stock options as an incentive to our Independent Representatives. See the section of the prospectus captioned "Business-Network Marketing" for information concerning options which have been granted as of May 31, 2004.

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the future. We currently intend to retain future earnings, if any, to fund the development and growth of our business.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

The following should be read in conjunction with our Financial Statements and related Notes to Financial Statements included elsewhere in this prospectus.

                                      Twelve Months          Six Months Ended
                                      Ended July 31,            January 31,
                                    2002         2003        2003         2004
                                    ----         ----        ----        -----
                                (Restated)
Statement of Income Data:
   Revenue                     $   986,857  $ 3,365,257  $1,642,420  $1,479,895
   Operating Expenses           (1,414,101)  (3,393,886) (1,802,279) (1,426,402)
                               -----------  -----------  ----------  ----------
   Income (Loss) from
       operations                 (427,244)     (28,359)   (159,859)     53,493
   Total other income and
       (expense)                     4,395        5,282        (196)      7,558
   (Provision) benefit for
       income taxes                (14,232)       4,980          --         269
                               -----------  -----------  ----------  ----------

        Net income (loss)        $(437,081)    $(18,097)  $(160,055) $   61,320
                                 =========     ========   =========  ==========


                                         July 31,               January 31,
                                    2002        2003               2004
                                    ----        ----               ----
    Balance Sheet Data:          (Restated)

        Total Assets             1,473,639    1,135,122          1,004,494
        Total Liabilities        1,761,708      913,772            726,064
        Stockholders' Equity      (288,069)     221,350            278,430


Results of Operations

Six Months Ended January 31, 2004

We generated $1,479,895 in total revenues and $1,426,402 in total operating expenses for the six months ended January 31, 2004 and $1,642,420 in total revenues and $1,802,279 in total operating expenses for the six months ended January 31, 2003. The decrease in revenues is the result of our discontinuance of Corporate Education as our main revenue source. Our sales commission expenses decreased during the current period from $976,523 in 2003 to $779,071 in 2004 as a result of the sales force selling more of our small business services which require the payment of monthly fees.

Small business services revenues increased from $91,069 for the six months ended January 31, 2003 to $769,274 for the same period in 2004. Our direct expenses associated with these revenues increased from $14,050 to $16,067. This improvement in small business services profit margin is attributable to our directly providing certain services which we previously outsourced. These services include bookkeeping services, business filing services, company formalities services, resident agent services and mail forwarding services.

We had a net loss of $(160,055) for the six months ended January 31, 2003 compared to a net income of $61,320 for the same period in 2004 due to the increased efficiency of our employees in handling our operations and providing services to our customers. Sales and Marketing Expense decreased relative to total sales due to the discontinuance of Corporate Education after January 2003 resulting in less travel expenses. Payroll expense declined since during the six months ended January 31, 2004, we did not pay any cash bonuses to our officers. During the six months ended January 31, 2003, $219,519 was paid to Gil Kim in the form of cash bonuses.

Between August 1, 2001 and January 31, 2004, our revenue streams were: 1) Corporate Education, 2) Bookkeeping Services with Tax Preparation, 3) Business Filing, also known as incorporation services, 4) Company Formalities Services,
5) Company Record Book and Seal Sales, 6) Credit Services, 7) Legal Services, 8) Mail Forwarding Services, 9) Resident Agent Services, 10) Resident Telephone Services, 11) State Filing Services, 12) Voicemail Services, 13) Website Services and 14) Representative Fees. Most of the services just mentioned were rendered within three-days after the sale took place to ensure proper funds and payments were received by the Company. The previously-mentioned items that were recognized differently and deferred over a specified amount of time were: 1) Corporate Education, in which revenue was deferred over 12 months, 2) Business Filing, in which revenue was deferred over 3 months, 3) Resident Agent Services, in which revenue was deferred over 12 months, 4) Resident Telephone Services, in which revenue was deferred over 12 months, 5) Voicemail Services, in which revenue was deferred over 12 months, and 6) Independent Representative Fees, for which revenue was deferred over 12 months. The decision to choose the revenue streams that were deferred was dependent upon the amount of time that services were guaranteed to the customer(s) who purchased the service(s).

In response to certain comments from the SEC, we have revised our revenue recognition policies for the period August 2001 through January 2003. All of the revenues that the Company receives from its customers are received at one time, even if the services for the revenue are to be rendered over a period of time. For example, from August 2001 through January 2003, the Company received Corporate Education revenue that was purchased and paid for by customers one time. Since the service was to be effective for twelve months, we were advised by the SEC staff to record revenues accordingly. Other revenue streams in which services are to be rendered over a period of twelve months are: Representative and Agent Fees, Resident Agent Income, Resident Telephone Income and Voicemail Income. As the Company's Independent Representatives became more educated and comfortable with selling the Company's services, our Independent Representatives decided to conduct his/her own training and Corporate Education Services, without the Company's involvement. Therefore, after January 2003, the Company has stopped selling its Corporate Education Services. The Company's pricing for its products and services and revenue from Representative and Agent Fees was then changed, and Corporate Education Services were re-characterized and changed to Business Filing Services (within "Other Small Business Services"). The Company no longer teaches or educates its customers; rather, we perform the service(s) requested by our customer(s). Since our new Business Filing customers have three months to file their businesses, the Business Filing revenue is deferred over three months. Throughout the Company's history, the Independent Representatives have received weekly commissions according to sales of the Company's services, thus, certain Commissions Expenses were also deferred to match with the deferred revenue. The Company's audited Financial Statements for the year ending July 31, 2002 did not take all of the aforementioned reasons into consideration, so the Financial Statements had to be restated to reflect those accounting principles. In addition, the audited Financial Statements for the year ending July 31, 2002 were restated a second time due to corrections in the Company's capital lease, changing its fixed asset balance and provision for income taxes, which necessarily changed the Company's income tax liability balance. The effect on net income for the year ending July 31, 2002 due to the restatement was a decrease of $504,715. Thus, the net effect was the same, a decrease of $504,715 in equity. Two new Balance Sheet accounts were added to record the remaining balances of revenue and expense: Deferred Revenue (current liability) and Deferred Commissions (current asset).

Twelve Months Ended July 31, 2003

We generated $3,365,527 in total revenues and $3,393,886 in total operating expenses for the twelve months ended July 31, 2003 and $986,857 in total revenues and $1,414,101 in total operating expenses for the twelve months ended July 31, 2002. Our sales commission expenses increased, during this same period of time, from $361,667 to $1,985,050. This increase in revenues and sales commission expenses is primarily attributable to the development and expansion of our network marketing sales force. As our sales force expanded, it successfully increased total revenues. Our commission expenses increased as a result of the sales force expansion, as well as the performance-based, bonus commission payments to members of the network and company management. We have significantly reduced the payment of bonus amounts to our company management in order to improve our net income.

Other small business services revenues increased from $96,939 for the twelve months ended July 31, 2002 to $571,021 for the same period in 2003. Our direct expenses associated with these revenues increased from $49,315 to $64,032. This improvement in other small business services profit margin is attributable to our directly providing certain services which we previously outsourced. These services include business entity preparation, resident agent services and mail forwarding services.

Our net loss of $437,081 for the twelve months ended July 31, 2002 decreased to a net loss of $18,097 for the same period in 2003. We believe that the primary cause of this decrease in loss was the rise in sales and the Company's initiative to control most of the products and services it offers "in-house."

For the twelve months ended July 31, 2002, there were no cash bonuses paid to the Company's officers, Gil Kim and Judy Kim. For the twelve months ended July 31, 2003, $219,519 was paid to Gil Kim in the form of cash bonuses. According to the six-month comparative income statements, the significant changes in the Cost of Sales and the General and Administrative Expenses (expenses that increased or decreased by more than 10% relative to sales), were Corporate Education Commissions, Business Filing Expenses, Office Supplies, Payroll Expenses, Professional Expenses, and Rent Expenses. In the first year of a company using Network Marketing as a sales strategy, the amount of commissions paid to Independent Representatives is always less compared to the second year and years thereafter. When a Network Marketing Organization starts, not all levels of compensation are paid out, as shown in Table 3, because the sales force had taken some time to reach down the levels of compensation, as well as the higher positions, such as Director and Regional Vice President, which pay higher commission rates.

During the two years ended July 31, 2003 our revenue streams were: 1) Corporate Education, 2) Bookkeeping Services with Tax Preparation, 3) Business Filing, also known as incorporation services, 4) Company Formalities Services, 5) Company Record Book and Seal Sales, 6) Credit Services, 7) Legal Services, 8) Mail Forwarding Services, 9) Resident Agent Services, 10) Resident Telephone Services, 11) State Filing Services, 12) Voicemail Services, 13) Website Services and 14) Representative and Agent Fees. Most of the services just mentioned were rendered within three-days after the sale took place to ensure proper funds and payments were received by the Company. The previously-mentioned items that were recognized differently and deferred over a specified amount of time were: 1) Corporate Education, in which revenue was deferred over 12 months,
2) Business Filing, in which revenue was deferred over 3 months, 3) Resident Agent Services, in which revenue was deferred over 12 months, 4) Resident Telephone Services, in which revenue was deferred over 12 months, 5) Voicemail Services, in which revenue was deferred over 12 months, and 6) Representative and Agent Fees, in which revenue was deferred over 12 months. The decision to choose the revenue streams that were deferred was dependent upon the amount of time that services were guaranteed to the customer(s) who purchased the service(s).

Relative to total revenue, the following income and expenses categories changed by more than five percent (5%) or more when comparing the twelve months ended July 31, 2002 and July 31, 2003: Other Small Business Services income, Commissions expense, Payroll Expense and Sales and Marketing expense, mainly due to the re-characterization and change of Corporate Education Revenue to Business Filing Revenue. Other Small Business Services Revenue increased by over seven percent (7%). Commissions expense also increased by over twenty-three percent (23%) when comparing the two periods, relative to gross sales, because as the Independent Representatives' sales force grew, more Independent Representatives become eligible for higher commissions than when they originally started selling the Company's services. While Payroll expense, in dollar amount, was very similar when comparing the two periods, it decreased by approximately forty-one percent (41%) relative to sales. This is due to the increased efficiency of the Company's employees in handling the operations of the Company and rendering of the Company's services. Finally, Sales and Marketing expense decreased by approximately eight percent (8%) relative to sales, because of the discontinuance of Corporate Education after January 2003, causing less travel expenses to be incurred by the Company.

In response to certain comments from the SEC, we have revised our revenue recognition policies for the period August 2001 through January 2003. All of the revenues that the Company receives from its customers are received at one time, even if the services for the revenue are to be rendered over a period of time. For example, from August 2001 through January 2003, the Company received Corporate Education revenue that was purchased and paid for by customers one time. Since the service was to be effective for twelve months, we were advised by the SEC staff to record revenues accordingly. Other revenue streams in which services are to be rendered over a period of twelve months are: Representative and Agent Fees, Resident Agent Income, Resident Telephone Income and Voicemail

Income. As the Company's Independent Representatives became more educated and comfortable with selling the Company's services, the Independent Representatives decided to conduct their own training and Corporate Education services, without the Company's involvement. Therefore, after January 2003 the Company has stopped selling its Corporate Education Services. The Company's pricing for its services and revenue for Representative and Agent Fees was then changed, and Corporate Education Services were re-characterized and changed to Business Filing Services (within "Other Small Business Services"). The Company no longer teaches or educates its customers; rather, we perform the service(s) requested by our customer(s). Since new Business Filing customers have three months, from the date they purchase the service, to file their businesses, the Business Filing revenue is deferred over three months. Throughout the Company's history, the Independent Representatives receive weekly commissions according to sales of the Company's services, so certain Commissions Expense were also deferred to match with the deferred revenue. The Company's audited Financial Statements for the year ending July 31, 2002 did not take all of the aforementioned reasons into consideration, so the Financial Statements had to be restated to reflect those accounting principles. In addition, the audited Financial Statements for the year ending July 31, 2002 were restated a second time due to corrections in the Company's capital lease, changing its Fixed Asset balance and its provision for income taxes, which necessarily changed its income tax liability balance. The effect on net income for the year ending July 31, 2002 due to the restatement was a decrease of $504,715. Thus, the net effect was the same, a decrease of $504,715 in equity. Two new Balance Sheet accounts were added to record the remaining balances of revenue and expense: Deferred Revenue (current liability) and Deferred Commissions (current asset).

Results of Operations Twelve Months Ended July 31, 2002

Revenue for the fiscal year ended July 31, 2002 was $986,857. The Company generally educates individuals and small businesses on the benefits and advantages of establishing a corporation or other similar business entity. This portion of the Company's operations generated $809,759 of revenue for the year. Independent Representatives pay a fee to join the Company's network marketing sales program and $80,159 was paid during the year. During this fiscal year, the Company formed corporations, contracted with professionals in web site design and hosting and provided resident agent services for Nevada businesses, which amounted to $96,939 for our first twelve months of operations. We believe that while the aggregate amount of revenue may increase in the future, the sources of this revenue will contribute approximately the same percentage to total revenue.

Operating Expenses

Our operating expenses, in the aggregate amount of $1,414,101 are comprised of sales commissions payable to our Independent Representatives, direct costs to provide our products and services, sales and marketing expenses and general and administrative expenses. Sales commission expenses amounted to $361,667 and expenses associated with other small business services amounted to $49,315. Sales and marketing expenses, such as travel and entertainment, were $110,535. General and administrative expenses, including officers' and employees' wages and salaries, equipment rental, professional fees, rent and telephone expenses were $892,584.

Income From Operations

We incurred a loss of $437,081, after the allowance for income taxes, during our initial fiscal year of operations. Management believes that its focus upon the development of a network marketing sales system educated in the advantages associated with the various products and services offered by the Company will improve profitability in the future. However, since the network marketing sales force was initially inexperienced and unaware of the benefits of our products and services during our first full year of operations, we incurred a substantial loss.

Liquidity And Capital Resources

We do not believe that inflation has had a significant impact on our operations since our inception. We believe that our cash flow from operations will be sufficient to support our operations during our next twelve months. While there can be no assurance, we do not anticipate seeking new capital through June 30, 2003. Our company provides stock options as an incentive to our network-marketing program. Specifically, members of our network receive stock options commensurate with their sales performance. All stock options have been issued at or above the fair market value of our stock. Since our inception, 1,901,804 shares of our common stock have been issued as the result of option exercises. As of January 31, 2004, we have received a total of $615,272 from the exercise of these stock options. Subsequent to January 31, 2004 we received $116,566 from the exercise of stock options.

Upon our formation, we issued 3,100,000 shares to our founders, Gil and Judy Kim. We also issued to Gil and Judy Kim 500,000 options to acquire Common Stock at an exercise price of $0.25 per share. On January 25, 2002 we executed a Retainer Agreement with Horwitz & Cron to provide legal services to our Company. Pursuant to the terms of that Retainer Agreement, we issued 250,000 shares of Common Stock to Strawberry Canyon Capital, Inc., as well as 250,000 options to acquire Common Stock at an exercise price of $0.50 per share as payment for legal services rendered, and to be rendered, by Horwitz & Cron on our behalf. Strawberry Canyon Capital, Inc. is a corporation wholly owned by Lawrence W. Horwitz, a partner of Horwitz & Cron.

Future Operations

We believe that a critical component of our future growth will be the identification and deployment of additional services required by small business operations. We have found that new product introductions are helpful in assuring continuing interest on the part of the members of our network marketing system. Products and services we are considering include international issues such as visa compliance and import/export regulations, estate and retirement planning and business and life insurance. While there is no assurance that we will introduce any of these products or services to the marketing network and if such an introduction takes place, there is no assurance that the product will be profitable, we are dedicated to continuing to analyze potential new products and services to be offered. We anticipate adding up to five additional employees through July 31, 2004.

                                    BUSINESS

We were incorporated in Nevada under the name Tech Windows on June 26, 2001. During the first six months of existence we were inactive. In February 2002 our name was changed to MSTG Solutions, Inc. We initially established our business to market long distance services. We adjusted our plans to focus exclusively upon providing products and services for small businesses. All of our products and services are marketed through our sales network of Independent Representatives.

Between August 1, 2001 and January 31, 2003 we offered two different "Corporate Education" service packages - the "C-Pak" for $495.00 and the "Hi-Pak" for $895.00. The customer(s) would receive education and training on the benefits of incorporating small businesses for a period of 12 months from the date of purchase. The customer would pay either $495.00 ("C-Pak") or $895.00 ("Hi-Pak") for the purchase of the service package, and we in turn, would pay the Corporate Education Commissions according to the then applicable Marketing and Compensation Plan. We received a total of approximately $3,600,000 in Corporate Education Revenue during this period. We paid Corporate Education Commissions to our Independent Representatives of approximately $2,300,000 during this period, or about 64% of the total Corporate Education Revenue received.

Our "C-Pak" and "Hi-Pak" training packages provided for 12 months of education seminars, which included, but were not limited to, discussions and instructions on the following topics:

o    Business Entities and Strategies: Which is the best business entity for me?
o Business Formalities: What do I need to do to comply with legal requirements to assure that my business entity protects my personal assets?
o Setting up Books for your Company: How do I properly document my business income and expenses?
o Basic Business Credit Profile Building: How will I build a business credit profile that has nothing to do with my personal credit profile?
o Business Contracts: What contracts do I need and what are the key clauses of these contracts?
o    Tax Advantages: How can I legally save on federal and state income taxes?
o Business Filing Service: "C-Paks" involved a one-time fee payable by the customer to receive education and training for one year and to file their business entity such as a corporation. "Hi-Paks" involved all of the items included in the "C-Pak," as well as a Company Book and Seal and an Incorporation Training Kit that included a book written by the Company, with additional information and brochures. We have replaced "C-Pak" and

     "Hi-Pak" with a one-time fee for which we provide all of the necessary services to file a customer's business entity. The "Hi-Pak" term is still used, but is now referred to as customers who purchase our Business Filing Service and become Optional Team Leader (OTL), as an Independent Representative of the Company. "Hi-Pak" is no longer linked with any type of education or training.

We had local, regional and national training events, as well as national conference calls, in which our Independent Representatives and customers participated. Customers were awarded a Certificate of Attendance at the first educational seminar offered by our MSTG Academy they attended.

After the purchase of one of our training or education services, customers had one-year of free attendance to our Academy's educational training and seminars. In addition, should a customer decide to incorporate their business, the customer could avail themselves of our business filing service (a.k.a. corporate service or incorporation service), with state filing fees and list of officers' filing separate. Customers could choose to file their business entities within two years from the date of purchase of one of either of our training packages.

Our Independent Representatives became more familiar with our products and services and after January 31, 2003 our Independent Representatives became responsible for all education required by a customer as well as training Independent Representatives which they sponsor.

Our current revenues are derived from three sources:

o Business Filing Service: For a one time fee of $495 we provide each customer with a retail business kit that includes literature and a book on the incorporation process and corporate credit. The customer also receives incorporation services (the right to incorporate); valid until the customer decides in which state they would like to incorporate. Each Business Filing customer has 3 months from the date of their purchase to incorporate their business. When the customer is ready to incorporate, they pay the applicable State Filing Fee(s).

o Other Small Business Services: These are revenues generated from the various small business services we provide, including bookkeeping, company formalities (ie. preparation of Articles of Incorporation, bylaws, directors minutes, etc.), prepaid legal services, mail forwarding, resident agent, voicemail and website services. To obtain these services the customer normally pays an initial set-up fee and a monthly fee for as long as the services are used.

o Independent Representative and Agent fees: Fees paid by individuals who decide to join our network marketing sales force.

Network Marketing

We market all of our products and services through a network marketing program comprised of Independent Representatives. Network marketing encourages our Independent Representatives to use face-to-face meetings with potential customers and has the potential of attracting a large number of sales personnel within a short period of time, while avoiding significant advertising costs. Our marketing efforts typically target small business owners or individuals seeking to start their own business and using the benefits of a corporation or similar business entity.

Our Independent Representatives are independent contractors. All advertising and solicitation materials used by the Independent Representatives must be approved by us prior to use. When an Independent Representative reach the OTL level, we provide an Independent Representative a Marketing Kit, allow presentations and trainings at any of our offices, occasionally organize area-training meetings at locations besides our offices, and designate personnel at the corporate office who are specially trained to answer questions and inquiries from Independent Representatives and retail customers. We offer various communication avenues to our Independent Representatives to keep other Independent Representatives informed of any changes in the marketing of our products and services. The primary communication vehicles we utilize to keep our Independent Representatives informed include the extensive use of electronic mail, an interactive voicemail service and our website, http://www.mstgs.com.

As of May 31, 2004 we had approximately 3,000 Independent Representatives marketing our products and services throughout the United States and Canada. A substantial number of our Independent Representatives market our products and services on a part-time basis, only. Our customers can also become Independent Representatives and can earn sales commissions and sales commission overrides, depending upon their degree of involvement in our sales network and their success in marketing our products and services.

We have six levels in our network marking program. The qualifications for the different levels are:

Level

  1  Optional Customer Representative (OCR)  $99 fee.
  2  Optional Team Leader (OTL)              $499 fee.
  3  Qualified Team Leader (QTL)             OTL qualification with three retail
                                                customers.
  4  Manager                                 QTL qualification with three
                                                personally-sponsored QTL's.
  5  Director                                QTL qualification with five
                                                separate downlines of Managers.
  6  Regional Vice President                 QTL qualification with five
                                                separate downlines of Directors.

We pay commissions to our Independent Representatives when they sell the products or services shown in the table below. The commissions are based upon the particular product or service sold. A commission is paid to the Independent Representative responsible for the sale, regardless of the Independent Representative's level in our program, except that no commission is paid to an OCR or an OTL for the sale of our business filing service. As of May 31, 2004 our commission schedule was:

                                             Commission  (1)
                           -----------------------------------------------------
                                                                        Regional
Product or Service         OCR      OTL     QTL     Manager   Director    V.P.
------------------         -----------------------------------------------------

Business filing              --     $100    $100      $150     $160       $165
Business filing with OTL (2) --     $100    $200      $300     $340       $365
Bookkeeping               $1.00    $1.00   $1.00     $1.40    $1.80      $2.20
Website hosting           $1.00    $1.00   $1.00     $1.40    $1.80      $2.20
Voicemail                 $0.05    $0.05   $0.05     $0.05    $0.05      $0.05

(1) The amount of the commission is based upon the Independent Representative's level at the time of the sale.

(2) Customer purchases the business filing service for $495 and also pays the $499 required to become an OTL.

Commissions for the sale of the business filing service (including a business filing with an OTL fee) are paid within one month after the sale is complete. Commissions for the other services are paid monthly so long as the customer continues to use the service. No commissions are paid solely based on recruitment of others.

Although we pay commissions for the sale of other services, such as prepaid legal services and company formalities (i.e. preparation of Articles of Incorporation, bylaws, directors minutes, etc.), revenues from the sale of these services were insignificant as of May 31, 2004.

Independent Representatives at levels other than the OCR or OTL levels may sponsor other individuals to build their own sales organization and receive commissions based on their personal sales as well as override commissions from sales made by their sponsored Independent Representatives. Independent Representatives at the OCR and OTL levels are not entitled to form their own sales organizations.

The amount of the override commission depends on the level of the Independent Representative responsible for the sale and the particular product or service sold. The Independent Representative is generally paid an override commission for any sale made by any person in the Independent Representative's sales organization who is at a lower level. Accordingly, it is often the case that a single sale of a product or service will result in the payment of override commissions to several Independent Representatives.

The following chart shows the override commissions that, as of May 31, 2004, would be paid upon the sale of our business filing service:

                           Level of Independent Representative Making Sale (1)
                          -----------------------------------------------------
                                                                       Regional
                          OCR (1)    OTL     QTL    Manager  Director    V.P.
Amount of override
commission paid to:

Qualified Team Leader (QTL)  --       --      --       --        --         --

Manager                      --      $50     $50       --        --         --

Director                     --      $10     $10      $60        --         --

Regional Vice President      --      $ 5     $ 5      $10       $65         --


      The following chart shows the monthly override commissions that, as of May 31, 2004, would be paid each month that a customer uses our bookkeeping or website services:

                            Level of Independent Representative Making Sale (1)
                           ----------------------------------------------------
                                                                       Regional
                             OCR      OTL     QTL    Manager  Director    V.P.
Amount of override
commission paid to:

Qualified Team Leader (QTL) $0.50    $0.50      --       --        --       --

Manager                     $0.90    $0.90   $0.90       --        --       --

Director                    $1.30    $1.30   $1.30    $1.30        --       --

Regional Vice President     $1.70    $1.70   $1.70    $1.70     $1.70       --


(1) Override commissions are shown in the column under the category of the Independent Representative making the sale.

(2) No commissions or override commissions are paid for the sale of our business filing service by an OCR.

We also provide stock options as an incentive to our Independent Representatives. Options are earned when representatives reach the Manager, Director or Regional Vice President levels. Regional Vice Presidents receive additional options for each new representative who becomes a part of their sales organization (or "downline"). Each option provides the holder with the right to purchase one share of our common stock.

The number of options which an Independent Representative is eligible to receive and the related option exercise price are determined by our board of directors from time-to-time. Options expire three years after they are earned. The following chart shows the options which an Independent Representative was eligible to receive during the twelve months ended April 30, 2004 and the related exercise price of the options.

Options Earned When an Independent Representative Reaches Designated Level

                                                              Regional
Month                   Manager           Director          Vice President

May 2003            5,000 at $0.75     10,000 at $0.75     30,000 at $0.75
June 2003           5,000 at $0.75     10,000 at $0.75     30,000 at $0.75
July 2003           5,000 at $0.75     10,000 at $0.75     30,000 at $0.75
August 2003         2,500 at $0.75      5,000 at $0.75     10,000 at $0.75
September 2003      2,500 at $0.75      5,000 at $0.75     10,000 at $0.75
October 2003        2,500 at $0.75      5,000 at $0.75     10,000 at $0.75
November 2003       2,500 at $0.75      5,000 at $0.75     10,000 at $0.75
December 2003       2,500 at $0.75      5,000 at $0.75     10,000 at $0.75
January 2004        2,500 at $1.00      5,000 at $1.00     10,000 at $1.00
February 2004       2,500 at $1.00      5,000 at $1.00     10,000 at $1.00
March 2003          2,500 at $1.00      5,000 at $1.00     10,000 at $1.00
April 2004          2,500 at $1.00      5,000 at $1.00     10,000 at $1.00

      By way of example:

     o If an Independent Representative reached the Manager level in May 2003 the representative would receive options to purchase 5,000 shares at an exercise price of $0.75 per share.

     o If an Independent Representative reached the Director level in August 2003 the representative would receive options to purchase 5,000 shares at an exercise price of $0.75 per share.

     o If an Independent Representative reached the Regional Vice President level in December 2003 the representative would receive options to purchase 10,000 shares at an exercise price of $0.75 per share.

Options   earned  by  Regional   Vice   President   for  each  new   Independent
Representative that became part of their sales organization.

Month                   Options           Exercise Price

May 2003                  200                 $0.75
June 2003                 200                 $0.75
July 2003                 200                 $0.75
August 2003               200                 $0.75
September 2003            200                 $0.75
October 2003              200                 $0.75
November 2003             200                 $0.75
December 2003             200                 $0.75
January 2004              200                 $1.00
February 2004             200                 $1.00
March 2003                200                 $1.00
April 2004                 --                    --

The following is a summary of the options that have been granted to our Independent Representatives as of May 31, 2004.

                                     Amount                       Number of
                                     Received                      Persons
                                      Upon                         Holding
Options      Exercise   Options     Exercise       Options        Remaining
Granted       Price    Exercised   of Options     Remaining        Options
-------      --------  ---------   ----------     ---------     ------------

1,748,748      $0.25   1,057,698     $264,425       691,050            97
2,090,319      $0.50     756,069      399,448     1,334,250           238
5,362,450      $0.75      80,287       60,215     5,282,163           897
733,050        $1.00       7,750        7,750       725,300           133
                       ---------     --------     ---------          ----
                       1,901,004     $731,838     8,032,763         1,365
                       =========     ========     =========         =====

As of May 31, 2004 542 Independent Representatives had exercised options.

Competition

We believe that we have substantial competition in both the marketing of our products and services over the Internet and in attracting experienced authorized sales agents. Many of these competitors have longer operating histories, larger customer bases, greater brand name recognition and significantly greater financial, marketing and other resources than we do. In addition, other companies with superior financing to our company may elect to enter the market. Competitors may devote greater resources to marketing and promotional campaigns, and devote substantially more resources to website and systems development than we can. We cannot assure you that we will be able to compete successfully against current and future competitors, and competitive pressures may have a material adverse effect on our business, prospects, financial condition and results of operations. Further as a strategic response to changes in the competitive environment, our management may, from time to time, make certain service or marketing decisions or acquisitions that could have a material adverse effect on our business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on us.

Increased competition may result in reduced operating margins, loss of market share and a diminished franchise value. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures that we face may have a material adverse effect on our business, prospects, financial condition and results of operations. Further as a strategic response to changes in the competitive environment, we may, from time-to-time, make certain service or marketing decisions or acquisitions that could have a material adverse affect on our business, prospects, financial condition and results of operations. New technologies and the expansion of existing technologies may increase the competitive pressures on us. In addition, companies that control access to transactions through network access or Web browsers could promote our competitors or charge us a substantial fee for inclusion.

Our competitors include virtually all companies that offer some or all of our products and services and all companies that market any product or service utilizing network marketing.

Network Marketing Regulation

Laws and regulations in the states in which we operate prevent the use of deceptive or fraudulent practices that have sometimes been inappropriately associated with legitimate direct selling and network marketing activities. These include anti-pyramiding, securities, lottery, referral selling, anti-fraud and business opportunity statutes, regulations and court cases. Illegal schemes, typically referred to as "pyramid," "chain distribution," or "endless chain" schemes, compensate participants primarily or solely for the introduction or enrollment of additional participants into the scheme. Often, these schemes are characterized by large up-front entry or sign-up fees, over-priced products of low value, little or no emphasis on the sale or use of products, high-pressure recruiting tactics and claims of huge and quick financial rewards requiring little or no effort. Generally these laws are directed at ensuring that product sales ultimately are made to consumers and that advancement within sales organizations is based on sales of the enterprise's products, rather than investments in the organizations or other non-retail sales related criteria or activity.

Approximately 95% of our Independent Representatives are located in California or Nevada. California Penal Code Section 327, which is mirrored in all 50 states in some fashion, provides that it is a public offense for any person to operate "any scheme for the disposal or distribution of property whereby a participant pays a valuable consideration for the chance to receive compensation for introducing one or more participants into participation in the scheme or for the chance to receive compensation when a person introduced by the participant introduces a new participant. Compensation, as used in this section, does not mean or include payment based upon sales made to persons who are not participants in the scheme or who are not purchasing to participate in the scheme."

We believe that our network marketing program is in compliance with laws and regulations relating to network marketing activities in California and the other jurisdictions in which we operate. Nevertheless, we remain subject to the risk that, in one or more of our present or future markets, our marketing system or the conduct of one or more sales associates could be found not to be in compliance with applicable laws and regulations. The failure by us or one of our sales associates to comply with these laws and regulations could have an adverse material effect on us. Any or all of these factors could adversely affect the way we do business and could affect our ability to attract potential sales associates or enter new markets.

We cannot predict the nature of any future law, regulation, interpretation or application, nor can we predict what effect additional governmental legislation or regulations, judicial decisions, or administrative orders, when and if promulgated, would have on its business. It is possible that future developments may require revisions to our network marketing program. Any or all of these requirements could have a material adverse effect on our business, results of operations and financial condition.

Intellectual Property

We currently have an application pending with the United States Patent and Trademark Office for registration of the name "MSTG Solutions" as a trademark. We have also registered the website domain name of www.mstgs.com.

We do not rely on proprietary technology in providing our services and products over the Internet. While we use technology, which has been customized for its own purposes, we have deliberately avoided becoming overly dependent on any one technology. By avoiding reliance on any one technology, we will be able to take advantage of technological advances to provide improved accessibility to its content.

Employees

As of May 31, 2004, we had seven full-time employees. We hire independent contractors on an "as needed" basis only. We are not a party to any labor or collective bargaining agreements. We believe that our employee relationships are satisfactory. In the long term, we will attempt to hire additional employees, as needed, based upon our growth rate.

Properties and Facilities

Our main administrative offices consist of 4,268 square feet and are located at 1353 Old Temescal Road, Suite 107, Corona, California 92881. We lease this space for $10,243 per month from Paradise Property Management, LLC, a company controlled by our officers, Gil and Judy Kim. The lease on this space expires in June 2005.

We also maintain satellite offices in Las Vegas, Nevada at 3900 Paradise Road, Suite 120, Las Vegas, Nevada 89109, consisting of 900 square feet, with a lease obligation of $1,591 per month and in San Diego, California at 2667 Camino Del Rio South, Suite 106, San Diego, California 92108, consisting of 800 square feet, with a lease obligation of $1,357 per month.

Litigation

There is currently no material litigation pending or threatened against us.

                                   MANAGEMENT

Our Directors and Officers are:


Name                Age     Position

Gil Kim              48     President and Chairman of the Board

Judy Kim             48     Vice President, Controller, Chief Financial Officer,
                            Secretary and Director

L. Eric Alexander    66     Director

Steven E. Schmitt    36     Director

Jay H. Park          47     Director

GIL KIM, Age 48 - President and Chairman of the Board. Mr. Kim began his career in network marketing as an Independent Representative of NTC (National Telephone and Communications, Inc.) in 1993. NTC was a reseller of long distance telephone services. When the president of the marketing division of NTC left in February 2000 to build PriceNetUSA, he asked Mr. Kim to market PriceNet's products. Mr. Kim worked on behalf of NTC from 1993 until he began working on behalf of PriceNetUSA. Mr. Kim was an independent sales representative for PriceNet from 1999-2000. PriceNet was an online e-commerce company marketed through an extensive network of independent sales representatives. Many of the current representatives of our company worked with Mr. Kim at PriceNet. During Mr. Kim's one year of participation in the PriceNet marketing effort, he was an Independent Sales Representative marketing PriceNet's online shopping mall. Mr. Kim has been a licensed California real estate agent since June, 2000 and continues to be an active investor in various companies. On June 26, 2001 Gil and Judy Kim formed Tech Windows. In February, 2002 the name of this corporation was changed to MSTG Solutions, Inc. Mr. Kim has been employed by MSTG since its inception in August, 2001.

JUDY KIM, Age 48 - Vice President, Controller, Chief Financial Officer, Secretary and Director. Mrs. Kim is the wife of Gil Kim. She attended Hon Yik University, earning a degree in Arts. From 1984 through 1991, Mrs. Kim was a partner in Young Shin Chiropractic Services. From 1992 through 1997, Mrs. Kim managed a restaurant and a convenience market owned by both Mr. Kim and Mrs. Kim. She also actively assisted Mr. Kim in organizing the network marketing organizations, operating with Mr. Kim at NTC and PriceNetUSA. Mrs. Kim has been employed by MSTG Solutions, Inc. since its inception in August 2001.

L. ERIC ALEXANDER, Age 66 - Director. Mr. Alexander has been an independent marketing consultant with L. Eric Alexander & Associates since 1985. He has developed and implemented sales and marketing strategies in a variety of industries. Prior to this position, Mr. Alexander was a Vice President with Sterling Health Services, a nutritional products and water purification equipment marketing company. From 1975 through 1982, Mr. Alexander worked for American Salesmasters, Inc. and its successor company, primarily involved in the production and marketing of motivational and leadership videotapes.

STEVEN E. SCHMITT, Age 36 - Director. Mr. Schmitt assists clients in achieving performance goals through an effective coaching strategy that incorporates living a healthy, balanced lifestyle. Mr. Schmitt has over 14 years experience in self-development coaching. Mr. Schmitt is the author of three, high selling - in demand books, which include thoughts on living a life full of freedom, prosperity and joy. Mr. Schmitt is one of the most sought-out international speakers, helping people awaken to their potential on a physical, emotional and spiritual level.

JAY H. PARK, Age 47 - Director. Mr. Park is a licensed attorney, operating the Law Offices of Jay H. Park and Associates since 1986. Mr. Park's practice involves business transactions, litigation and criminal matters. Mr. Parks has also been a Judge Pro Tempore with the California Superior Court, County of Orange-West Justice Center, presiding over traffic and small claims matters.

Executive Compensation

      The following table and attached notes set forth the compensation of our executive Officers and Directors during the periods presented:

                                               Other
                                               Annual    Restricted
                                               Compen-     Stock      Options
                    Year     Salary     Bonus    sation      Awards     Granted

Gil Kim - President 2001         -0-       -0-      --        --      500,000
                    2002   $263,000   $210,661      --        --           --
                    2003   $135,000   $219,519      --        --           --

Judy Kim - Vice     2001        -0-        -0-      --        --           --
President, Chief    2002   $ 52,000        -0-      --        --           --
Financial Officer   2003   $135,000        -0-      --        --           --


   Directors of the Company do not receive any cash compensation, but are entitled to reimbursement of their reasonable expenses incurred in attending Directors' meetings.

   The remuneration described in the table does not include our cost for benefits furnished to the named executive officers, including premiums for health insurance, reimbursement of expenses, and other benefits provided to such individual that are extended in connection with the ordinary conduct of the Company's business. The value of such benefits cannot be precisely determined, but the executive officers named above did not receive other compensation in excess of the lesser of $25,000 or 10% of such officers' cash compensation.

The options have an exercise price of $0.25 per share. All options issued by us contain a right to acquire one Share of our Common Stock per option. All options currently issued and outstanding (500,000 issued to Gil and Judy Kim and 250,000 issued to Strawberry Canyon Capital, Inc.) are exercisable into Shares of restricted stock, within the next 60 days.

Employment Agreements

We have an employment agreement with Gil Kim, our President, dated December 1, 2001. The agreement had a term of five years, provided for an annual salary of $260,000, and incentive cash and stock option bonuses. There was no severance provision. A revised and amended employment agreement, dated December 1, 2002, provided for an annual salary of $184,000 with all other terms remaining the same as those of the original employment agreement dated December 1, 2001. Our current revised and amended employment agreement with Gil Kim, dated December 1, 2003, provides for an annual salary of $208,000. All other terms remain unchanged.

We have an employment agreement with Judy Kim, our Vice President, Controller and Secretary, dated December 1, 2001. The agreement had a term of five years, provided for an annual salary of $52,000, and incentive cash and stock option bonuses. There was no severance provision. A revised and amended employment agreement, dated December 1, 2002, provided for an annual salary of $184,000 with all other terms remaining the same as those of the original employment agreement dated December 1, 2001. Our current revised and amended employment agreement with Judy Kim, dated December 1, 2003, provides for an annual salary of $208,000. All other terms remain unchanged.

                            PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of May 15, 2004 by: (i) each Stockholder known by us to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each of our Directors; and (iii) all Directors and Officers as a group:

                                        Shares of               Percent of
Name and Address                      Common Stock               Class(2)

Gil Kim and Judy Kim, JWTROS             4,100,000                 67%
3111 North Tustin Avenue, Suite 280,
Orange, California 92865

All Officers and Directors
as a Group (2 persons)                  _________             __________
                                        4,100,000                  67%
                                        =========             ==========

Except as otherwise indicated, we believe that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person. Mr. and Mrs. Kim own 3,100,000 shares of Common Stock and 500,000 options to acquire Common Stock exercisable at $0.25 per share. Strawberry Canyon Capital, Inc., a corporation wholly owned by Lawrence
W. Horwitz, a partner of Horwitz & Cron, owns 250,000 shares of Common Stock and 250,000 options to acquire Common Stock exercisable at $0.50 per share.

Upon our formation, we issued 3,100,000 shares to our founders, Gil and Judy Kim. We also issued to Gil and Judy Kim 500,000 options to acquire common stock at an exercise price of $0.25 per share. On April 30, 2004 we issued an additional 500,000 shares to Mr. and Mrs. Kim. On January 25, 2002 we executed a Retainer Agreement with Horwitz & Cron to provide legal services to our Company. Pursuant to the terms of that Retainer Agreement, we issued 250,000 shares of Common Stock to Strawberry Canyon Capital, Inc., as well as 250,000 options to acquire Common Stock at an exercise price of $0.50 per share as payment for legal services rendered, and to be rendered, by Horwitz & Cron on our behalf. Strawberry Canyon Capital, Inc. is a corporation wholly owned by Lawrence W. Horwitz, a partner of Horwitz & Cron. As of April 15, 2004, the shares and options owned by Strawberry Canyon Capital, Inc. were rescinded and retired.

                           OFFERING BY MSTG SOLUTIONS

We provide stock options as an incentive to our Independent Representatives. Options are earned when representatives reach the Manager, Director or Regional Vice President levels. Regional Vice Presidents receive additional options for each new representative who becomes a part of their sales organization (or "downline"). Each option provides the holder with the right to purchase one share of our common stock. The number of options which an Independent Representative is eligible to receive and the related option exercise price are determined by our board of directors from time-to-time. Options expire three years after they are earned. See the section of the prospectus captioned "Business-Network Marketing" for information concerning options which have been granted as of May 15, 2004.

o We are offering options to purchase up to 3,000,000 shares of our common stock to our Independent Representatives. These options will be granted in the future and upon terms which will be established by our board of directors.

o We are offering up to 8,032,763 shares of our common stock to our Independent Representatives who exercise options which have previously been granted to them.

o We are offering up to 3,000,000 shares of our common stock to our Independent Representatives who exercise options which may be granted to them in the future.

                              SELLING SHAREHOLDERS

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the common stock to be sold by means of this prospectus are referred to as the "selling shareholders". The shares to be sold by the selling shareholders were acquired as a result of the exercise of options previously granted to them. See the section of the prospectus captioned "Business - Network Marketing" for information concerning these options.

We will not receive any proceeds from the sale of the shares by the selling shareholders. We will pay all costs of registering the shares offered by the selling shareholders. We anticipate that we will pay approximately $50,000 in attorneys' fees and $50,000 in auditing/accounting fees in connection with this offering. We will also pay approximately $10,000 in printing fees/costs and approximately $450 in filing fees to the Securities and Exchange Commission. The selling shareholders will pay all sales commissions and other costs of the sale of the shares offered by them.

   Name                                           Shares Offered
---------------                                   --------------

A Paradigm Shift, Inc.                                 2,400
Abracosa, Raul P. & Palm Top
   Management Corporation                                200
Aguirre, Michael A.                                    1,500
Agullana, Jose A.                                        500
Benson, Jerold                                         1,333
Benson, Kay G.                                         1,333
Benson, Kay G.                                           200
Benson, Kay G.                                         2,700
Bermundo, Steve R.                                       200
Business Edge, Inc.                                   10,000
BZ Pro Plus, LLC                                      10,000
Cabusao, Jessie J.                                     2,000
Calica, Marissa N. & Palm Top Management Corporation     400
Calingo, Cirilo F.                                     3,300
Calingo, Rodita G.                                     3,300
CGM Associates, Inc.                                   8,000
Colonna, Frank J.                                        300
Colonna, Frank J.                                        200
Coronado, Jerome                                         200
Coronado, Virginia                                       200
Cortez, Dulce R.                                         500
Dickson, Claudia                                         200
Ensminger, Douglas G.                                 10,000
Estrada, Patricia E.                                     133
Financial Life                                           133
Francisco, Dorilyn D.                                    100
Garcia, Carlo Magno L.                                 2,000
Garcia, Michael                                         200
Garden Isle Management, LLC                           10,000
Garl Prov356 Corp.                                       200
Gatchalian, Editha A.                                  3,000
Grosnickle, Ludy                                      16,000
Gulsoy, Taner N.                                         600
Hopson, Billie O.                                        200
Hopson, Billie O.                                        200
Jacobs, Bob K. W.                                        266
Kelly, Brenda D.                                         133

   Name                                           Shares Offered
-----------------                                 --------------

Kotico, Ildefonso                                        100
Laceste, Veronica                                        567
Laureles, Erlinda L.                                     200
Lay, Joan L.                                          12,000
Loada, Mario                                             200
Loada, Rozette                                           200
Mangabay, Beltran B.& Milagros S.                      1,200
Marrs, Cecelia Y.                                        200
McGinn, Kevin J.                                      10,000
Morris, Joyce                                          2,533
Morris, Joyce                                          7,067
Nikolin, Bruno W.                                        250
Pacheco II, Jose                                      15,000
Pangindian, Gene                                         200
Peneda, Mario                                            200
Pikake Isle, LLC                                         500
Pikake Isle, LLC                                         500
Precious Pearl, Inc.                                   4,000
Rich Kid, Inc.                                        10,000
Sacayanan, Amelia B.                                   3,000
Sales Support Services, LLC                           30,000
Sanchez, Edward                                        5,000
Semegne, Maebel                                       14,000
Simpson, Mark                                          6,500
Smart, Sallie J.                                         200
Smith, Rita V.                                            50
Taylor, Ralph D.                                         666
Tocong, Juliana B. & Delio C.                          6,000
Tomas, Josephine L.                                   22,000
Treakle, Carmelita M.                                    200
Valley Isle Management, LLC                              500
Wealth Strategies, LLC                                   473
Wilkerson, Edna                                        1,000
Yano, Gerald                                           2,000
                                                    --------
                                                     248,637


None of the selling shareholders will own more than 1% of our common stock after this offering.

Manner of Sale.

The shares of common stock owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit. Since as of the date of this prospectus no market exists for our common stock, sales by the selling shareholders, until our common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, will be made at a price of $1.00 per share. If and when our common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, the shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation:

     o A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o Purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

     o Ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     o Face-to-face transactions between sellers and purchasers without a broker/dealer.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated.

The selling shareholders are responsible for all costs associated with any open market or private sale of their shares, including brokers' commissions and/or any applicable discounts.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. We have agreed to indemnify the selling shareholders and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

We have advised the selling shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have also advised each selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, such selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". We have also advised the selling shareholders that Rule 101 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, $.001 par value. Our Articles of Incorporation do not authorize the issuance of any shares of preferred stock. As of May 31, 2004 there were 5,851,804 outstanding shares of our common stock.

Holders of common stock are each entitled to cast one vote for each Share held of record on all matters presented to shareholders. Cumulative voting is not allowed; therefore, the holders of a majority of the outstanding Shares of our common stock can elect all Directors.

Holders of common stock are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available therefore and, in the event of liquidation, to share prorata in any distribution of our assets after payment of liabilities. Our Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will be paid until we are profitable.

Holders of common stock do not have preemptive rights to subscribe to additional shares if we issue new shares. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock. All of the outstanding shares of common stock are fully paid and non-assessable and all of the shares of common stock offered hereby will be, upon issuance, fully paid and non-assessable.

Our Transfer Agent is Transfer Online, located at 227 S.W. Pine Street, Suite 300, Portland, Oregon 97204.

                                     EXPERTS

The Financial Statements for the years ended July 31, 2002 has been included in reliance upon the report of Mendoza Berger & Company, LLP and upon the authority of Mendoza Berger & Company, LLP as experts in accounting and auditing. The Financial Statements for the year ended July 31, 2003 have been included in reliance upon the report of Spicer Jeffries LLP and upon the authority of Spicer Jeffries LLP as experts in accounting and auditing.

Mendoza Berger & Company, LLP were our independent auditors from our inception through October 15, 2003. On October 15, 2003 we dismissed Mendoza Berger & Company, LLP and hired Spicer Jeffries LLP as our independent auditors. At no time during the past two fiscal years prior to the dismissal of Mendoza Berger & Company, LLP has our auditors' report on our Financial Statements had an adverse opinion or a disclaimer of opinion and/or was it qualified or modified as to uncertainty, audit scope and/or accounting principles. The decision to change auditors was approved by our Board of Directors. At no time since our inception have we had any disagreement with our former or current independent auditors on any matter which would give rise to any obligation on our part or on the part of independent auditors to disclose such a disagreement.

                              Available Information

We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 along with all amendments and exhibits to it under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement on file with the SEC pursuant to the Act and the rules and regulations of the thereunder.

The Registration Statement, including the Exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities Exchange Commission at 1-800-SEC-0330. Copies of such material may be obtained by mail at prescribed rates from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, you should refer to the filed document for the complete details. The Commission's Internet site located at www.sec.gov contains reports, proxy and information statements and other information regarding issuers that have electronically filed with the Commission.

                              MSTG SOLUTIONS, INC.,
                              a Nevada corporation



                              FINANCIAL STATEMENTS


                   TWELVE MONTHS ENDED JULY 31, 2003 AND 2002

                              MSTG SOLUTIONS, INC.

                                TABLE OF CONTENTS


                                                                   Page

Independent Auditors' Report of Spicer Jeffries, LLP                F-1

Independent Auditors' Report of Mendoza Berger & Company, LLP       F-2

Balance Sheets                                                      F-3

Statements of Operations                                            F-4

Statements of Changes in Shareholders' Equity                       F-5

Statements of Cash Flows                                            F-6

Notes to Financial Statements                                   F-7 thru F-17

                                                            Spicer Jeffries LLP
                                                   Certified Public Accountants

                                                       5251 SOUTH QUEBEC STREET
                                                    GREENWOOD VILLAGE, CO 80111
                                                      TELEPHONE: (303) 753-1959
                                                            FAX: (303) 753-0338
                                                         www.spicerjeffries.com



                          INDEPENDENT AUDITORS' REPORT




To the Board of Directors
MSTG Solutions, Inc.

We have audited the accompanying balance sheet of MSTG Solutions, Inc. as of July 31, 2003, and the related statements of operations, changes in shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MSTG Solutions, Inc. as of July 31, 2003 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.


                                                     /s/ Spicer Jeffries LLP


Spicer Jeffries LLP
October 17, 2003

                          INDEPENDENT AUDITORS' REPORT




To the Board of Directors - MSTG SOLUTIONS, INC., a Nevada corporation




We have audited the accompanying balance sheet of MSTG Solutions, Inc. as of July 31, 2002 and the related statements of income, changes in stockholders' equity (deficit), and cash flows for the year ended July 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MSTG Solutions, Inc. as of July 31, 2002 and the results of its operations and cash flows for the year ended July 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

As described in Note 9 to the financial statements, the Company changed its method of accounting for the deferred revenue in fiscal year 2002 as required by Staff Accounting Bulletin 101.



MENDOZA BERGER & COMPANY, LLP


/s/    Mendoza Berger & Company, LLP
------------------------------------


Irvine, California
November 15, 2002., except notes 3, 5 and 6 which are dated February 27, 2003 and Notes 2, 7 and 9 which are dated August 5, 2003

                              MSTG SOLUTIONS, INC.

                                 BALANCE SHEETS

                                      July 31, 2003           July 31, 2002
                                      -------------           --------------
               ASSETS                                          (Restated)
               ------
Current Assets:
   Cash and cash equivalents         $  279,413                $ 266,986
   Accounts receivable                    6,042                    2,183
   Deferred commissions                 556,167                1,025,135
   Note receivable                            -                  100,000
   Deferred tax asset                    10,555                   39,371
   Prepaid assets                        29,920                    4,920
   Interest receivable                      394                    3,363
                                     ----------                ---------
        Total current assets            882,491                1,441,958

   Property and equipment, net
   (Note 3)                              44,981                   31,681
   Note receivable - related party
   (Note 2)                             205,700                        -
   Other assets                           1,950                        -
                                     ----------                 --------
        Total assets                $ 1,135,122               $1,473,639

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
   Accounts payable                 $    14,078               $   14,642
   Accrued payroll and other
      expenses                           54,175                   83,196
   Deferred revenue                     841,291                1,602,725
   Income tax payable                       800                   53,603
   Capital lease - current portion        3,428                    4,118
                                    -----------               ----------
        Total current liabilities       913,772                1,758,280

Non-Current Liabilities:
   Capital lease                              -                    3,428
                                    -----------               ----------
    Total non-current liabilities             -                    3,428
                                    -----------               ----------

        Total liabilities               913,772                1,761,708
                                    -----------               ----------
Commitments and contingencies (Note 4)

SHAREHOLDERS' EQUITY (DEFICIT):  (Note 5)
Common Stock, $0.001 par value,
100,000,000 shares authorized;
5,073,767 and 5,123,767 shares
issued and outstanding at January
31, 2004 and July 31, 2003,
respectively                              5,124                    3,874
Additional paid-in capital              671,404                  145,138
Deficit                                (455,178)                (437,081)
                                     ----------                 --------
   Total shareholders' equity
      (deficit)                         221,350                 (288,069)
                                     ----------                ---------
    Total liabilities and
      shareholders' equity          $ 1,135,122              $ 1,473,639
                                    ===========              ===========

The accompanying Notes are an integral part of these statements.

                              MSTG SOLUTIONS, INC.

                            STATEMENTS OF OPERATIONS


                                          For the Year          For the Year
                                             Ended                  Ended
                                         July 31, 2003          July 31, 2002
                                                                  (Restated)
REVENUE:
   Corporate education                   $   2,489,865          $   809,759
   Representative and agent fees               304,641               80,159
   Other small business services               571,021               96,939
                                         -------------          -----------

        Total revenue                        3,365,527              986,857
                                         -------------          -----------

OPERATING EXPENSES:
   Commissions                               1,985,050              361,667
   Sales and marketing                         120,995              110,535
   Other small business services                64,032               49,315
   Payroll                                     580,041              578,063
   Professional fees                           302,351               96,331
   General and administrative                  323,261              218,190
   Stock based compensation expense             18,156                    -
                                           -----------           ----------

        Total operating expenses             3,393,886            1,414,101
                                           -----------           ----------

             Net loss from operations          (28,359)            (427,244)
                                           -----------           ----------

OTHER INCOME AND EXPENSES:
   Interest income                              2,160                 3,363
   Other income                                 4,310                 1,470
   Other expenses                              (1,188)                 (438)
                                           -----------           ----------

        Total other income                      5,282                 4,395
                                           -----------           ----------
        Net loss before income
          taxes (benefit)                     (23,077)             (422,849)

Income tax (benefit) provision (Note 7)        (4,980)               14,232
                                           -----------           ----------

        NET LOSS                           $   (18,097)         $  (437,081)
                                           ============         ===========

        Net Loss Per Share
              Basic and Diluted                       *         $     (0.15)
                                           ============         ===========

     Weighted Average Shares Outstanding      5,016,935           3,009,269
                                           ============         ===========

  * Less than $0.01 per share





The accompanying Notes are an integral part of these statements.

                              MSTG SOLUTIONS, INC.

                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY



                                    Common Stock
                                  ------------------    Additional
                                            Par Value    Paid-in     Accumulated
                                  Shares     $0.001      Capital       Deficit
                                  ------    --------    ----------   ----------

   BALANCES, July 31, 2001             -    $       -   $        -    $      -

   Shares issued for cash      3,100,000        3,100            -           -
   Shares issued for services    250,000          250       14,750           -
   Exercise of stock options     523,648          524      130,388           -
   Net loss                            -            -            -    (437,081)
                               ---------     --------    ---------    --------
   BALANCES, July 31, 2002     3,873,648        3,874      145,138    (437,081)

   Exercise of stock options   1,150,119        1,150      483,210           -
   Shares issued for services    100,000          100       24,900           -
   Stock based compensation
      expense                          -                    18,156           -
   Net Income (Loss)                   -            -            -     (18,097)
                               ---------     --------    ---------    --------
   BALANCES, July 31, 2003     5,123,767     $  5,124    $ 671,404  $ (455,178)
                              ==========     ========    =========  ===========

   Recission of shares           (50,000)         (50)     (12,450)          -
   Stock-based compensation            -            -        8,260           -
   Net loss                            -            -            -      61,320
                               ---------     --------    ---------    --------
   BALANCES, January 31, 2004
        (Unaudited)            5,073,767     $  5,074    $ 667,214   $(393,858)
                              ==========     ========    =========  ===========



The accompanying Notes are an integral part of these statements.

                              MSTG SOLUTIONS, INC.

                            STATEMENTS OF CASH FLOWS


                                                   For the Years Ended
                                               July 31, 2003      July 31, 2002
                                                                    (Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                       $  (18,097)         $ (437,081)
Adjustments to reconcile net loss to
 net cash (used in) provided by
 operating activities:
   Depreciation                                     4,394               4,162
   Stock based compensation expense                18,156                   -
   Common stock issued for services                25,000              15,000
   Increase in accounts receivable                 (3,859)             (2,183)
   Increase in prepaid expenses                   (25,000)             (4,920)
   Decrease (increase) in other receivables         2,969              (3,363)
  Decrease (increase) in deferred commissions     468,968          (1,025,135)
   Decrease (increase) in deferred income tax
     asset                                         28,816             (39,371)
   Increase in other assets                        (1,950)                  -
   (Decrease) increase in accounts payable           (564)             14,642
   (Decrease) increase in accrued payroll
      liabilities                                 (29,021)             83,196
   (Decrease) Increase in income tax payable      (52,803)             53,603
   (Decrease) increase in deferred revenue       (761,434)          1,602,725
                                                ---------           ---------
         Net cash (used in) provided by
           operating activities                  (344,425)            261,275
                                                ---------           ---------

CASH FLOWS USED IN INVESTING ACTIVITIES:
   Issuance of note receivable                   (205,700)           (100,000)
   Proceeds on maturity of note receivable        100,000                   -
   Acquisition of property and equipment          (17,694)            (27,217)
                                                ---------           ---------
         Net cash used in investing activities   (123,394)           (127,217)
                                                ---------           ---------

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of common stock                       484,360             134,012
   Payment on capital lease                        (4,114)             (1,084)
                                                ---------           ---------
    Net cash provided by financing activities     480,246             132,928
                                                ---------           ---------
NET INCREASE IN CASH                              12,427              266,986

CASH, beginning of year                          266,986                    -
                                                ---------           ---------
CASH, end of year                             $  279,413            $ 266,986
                                              ==========            =========
SUPPLEMENTAL DISCOLSURES OF
CASH FLOW INFORMATION
   Asset acquired under capital lease         $        -            $   8,590
                                              ==========            =========

   Cash paid for interest                     $      253            $      92
                                              ==========            =========

   Cash paid for taxes                        $   19,007            $       -
                                              ==========            =========




The accompanying Notes are an integral part of these statements.

                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

MSTG Solutions, Inc. (the "Company"), a Nevada Corporation was incorporated on June 26, 2001, as Tech Windows. During its initial six months of existence, no business operations were conducted through Tech Windows. The Company changed its name to MSTG Solutions, Inc. in 2001 and then focused upon education of individuals and small businesses on the benefits of forming corporations or other similar business entities. Through the end of July 31, 2003, the Company adjusted their plans to focus exclusively upon providing products and services for small businesses.

Customers become Independent Representatives by paying an initiation fee and consummating a certain minimum number of sales. Qualified Independent Representatives received sales commissions, paid following the week of the sale, and monthly sales commissions, paid monthly for the sales of monthly services such as Website services.

Use of Estimates

The accompanying financial statements include the accounts of MSTG Solutions, Inc. and have been prepared in conformity with accounting principles generally accepted in the United States of America. Such principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosures of contingent assets and liabilities at the date of the financial statements and amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue from corporate education services, representative and agent fees, business incorporation fees, and resident agent services are recognized in income as earned, pro rata on a monthly basis, over the period services are provided. The related sales commissions are also deferred and amortized over the same period.

As of January 31, 2003, corporate education services were discontinued and the Company started business incorporation fees, which consists of a one-time fee of $495. Each customer is provided with a retail business kit that includes literature and a book on the incorporation process and corporate credit as well as the right to receive incorporation services from the date of their purchase to the time of incorporation. These business incorporation fees are recognized in income as earned on a monthly basis over a three-month period. Historical Company data supports that from the time of purchase substantially all customers will incorporate their business within three months.

State filing revenues for the filing of a business entity are recognized immediately at the time service is provided. The fees collected are recorded net of the filing fees paid to the Secretary of State for the filing of the business entity. All other products and services are recognized at the time of sale since the Company immediately places its order for these products with its suppliers

                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Commissions to Representatives

The Company accrues sales commission expenses to its Independent Representatives at the time a sale is recognized. Commissions are paid depending on what sales level, or position, each Independent Representative has attained. Positions ranged from Independent Representative to an honorary title of "Regional Vice President". Regional Vice Presidents are not officers of the corporation. As each Independent Representative progresses to higher levels within the organization, they earn additional "override" commissions on sales generated by their subordinates.

Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is charged to operating expense using the straight-line method over the estimated useful lives of the assets, which ranges from three to seven years. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized.

Income Taxes

Deferred income taxes and liabilities are determined using the liability method. Under this method, the deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net Loss per Share

In February 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 128, "Earnings per Share" which requires the Company to present basic and diluted earnings per share, for all periods presented. The computation of net loss per common share (basic and diluted) is computed by dividing net loss by the weighted average number of shares outstanding during the period. As a result of the Company's net loss for the periods ended July 31, 2003 and 2002, the Company has excluded certain common stock equivalents, such as stock options, in the calculation of diluted earnings per share because their inclusion would be anti-dilutive.

                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 -        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

Financial instruments consist principally of cash, accounts receivable, notes receivable, other receivables, payables and accrued liabilities. The estimated fair value of these instruments approximates their carrying value.

Impairment of Long-Lived Assets

In accordance with SFAS 144, "Accounting for the Impairment or Disposal of Long-lived Assets", the Company periodically reviews its long-lived assets to be held and used by the Company to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company bases its evaluation on such impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If such impairment indicators are present or if other factors exist that indicate that the carrying amount of the asset may not be recoverable, the Company determines whether impairment has occurred through the use of an undiscounted cash flow analysis of assets at the lowest level for which identifiable cash flows exist. If impairment has occurred, the Company recognizes a loss for the difference between the carrying amounts and the estimated value of the asset. The fair value of the asset is measured using quoted market prices or, in the absence of quoted market prices, fair value is based on an estimate of discounted cash flow analysis. There were no impairment losses for the periods ended July 31, 2003 and 2002.

Stock-Based Compensation

Compensation expense is recorded with respect to stock option grants and restricted stock awards to employees and board members using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 (APB 25). This method calculates compensation expense on the measurement date as the excess of the current market price of the underlying Company stock over the amount the employee is required to pay for the shares, if any. The expense is recognized over the vesting period of the grant or award. For employee and board member stock options, the Company follows the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS 123), in preparing its financial statement disclosures.

Stock options granted to associates or other non-employees are accounted for at fair value in accordance with SFAS No. 123. Under the fair value method, compensation expense is measured at the grant date using an option-pricing model that takes into account the following six specified factors; current price of the underlying stock, exercise price of the option, expected life of the option, expected volatility of the underlying stock, expected dividends, and risk-free interest rate during the expected option term.

Advertising Costs

Advertising costs are charged to operations as incurred. Advertising costs were $0 and $893 for the years ended July 31, 2003 and 2002, respectively.

                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Segments

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," and establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers.

SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate the resources and in assessing performance. The Company currently operates in one segment and therefore, SFAS 131 has no effect on the Company's reporting.

Recently Issued Accounting Standards

In October 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which replaces SFAS No. 121, "and Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 144 also supercedes the provisions of APB Opinion No. 30, "Reporting Results of Operations," pertaining to discontinued operations. Separate reporting of discontinued operations is still required, but SFAS No. 144 expands presentation to include a component of an entity, rather than strictly a business segment. The impact of the adoption of SFAS 144 did not have a significant impact on the Company's financial statements.

In April 2002, the Financial Accounting Standards Board issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, 64, Amendment of FASB No. 13, and Technical Corrections." Among other provisions, SFAS No. 145 rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt. Accordingly, gains or losses from extinguishment of debt shall not be reported as extraordinary items unless the extinguishment qualifies as an extraordinary item under the criteria of APB No. 30. Gains or losses from extinguishment of debt that do not meet the criteria of APB No. 30 should be reclassified to income from continuing operations in all prior periods presented. The Company has adopted SFAS No. 145 as of the beginning of fiscal 2003 and the adoption did not have an effect on the financial statements.

In June 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement requires recording costs associated with exit or disposal activities at their fair values when a liability has been incurred. Under previous guidance, certain exit costs were accrued upon management's commitment to an exit plan, which is generally before an actual liability has been incurred. The requirements of this Statement are effective prospectively for exit or disposal activities initiated after December 31, 2002; however, early application of the Statement is encouraged. The Company's adoption of Statement 146 did not have a material impact on its financial position or results of operations.

In November 2002, Financial Accounting Standards Board ("FASB") Interpretation No. 45 (FIN 45), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" was issued. FIN 45 elaborates on the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. Certain guarantee contracts are excluded from both the disclosure and recognition requirements of FIN 45, including, among others, residual value guarantees under capital lease arrangements, commercial letters of credit, and loan commitments. The disclosure requirements of FIN 45 are effective as of December 31, 2002. The recognition requirements of FIN 45 are to be applied prospectively to guarantees issued or modified after December 31, 2002.

                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Standards (Continued)

The impact of FIN 45 is not expected to have a material impact on results of operations, financial position, or liquidity.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-based Compensation - Transition and Disclosure," which provides guidance on how to transition from the intrinsic value method of accounting for stock-based compensation under APB Opinion No. 25 to SFAS No. 123's fair value method of accounting, if a company so elects. In addition, this Statement amends the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation," to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. This pronouncement did not have an effect on the Company's financial results. The Company adopted the disclosure requirements of SFAS No. 148 during fiscal year 2003.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This pronouncement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or and asset in some circumstances). Many of those instruments were previously classified as equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003. This pronouncement did not have an effect on the Company's financial statements.

Website Development

The Company expenses all website development costs as incurred. Such expenses are not material to these financial statements.

Reclassifications

Certain reclassifications have been made to the prior year financial statements to conform to the current year presentation.

NOTE 2 -        NOTES RECEIVABLE

In July 2003, the Company loaned $205,700 to a related third party. The note carries an annual rate of 5%, paid in monthly increments, and the principal is due in full on or before July 17, 2007. The Company accrued $394 in interest income during the year ended July 31, 2003.

In March 2002, the Company loaned $100,000 to an unrelated third party. The note was due on demand and carried an annual interest rate of 11%. The Company accrued $3,363 in interest income during the year ended July 31, 2002. This note was repaid in February 2003.

NOTE 3 -        PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                             July 31, 2003             July 31, 2002

    Capital Lease             $   8,590                   $  8,590
    Office Equipment              8,146                     12,343

                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 3 -        PROPERTY AND EQUIPMENT (continued)

   Furniture and Fixtures        14,583                      8,413
    Computer Equipment           22,218                      6,497
                              ---------                   --------
                                 53,537                     35,843
    Accumulated Depreciation     (8,556)                    (4,162)
                              ---------                   --------
         Total Property and
            Equipment         $  44,981                   $ 31,681
                              =========                   ========

Depreciation expense for the years ended July 31, 2003 and 2002, was $4,394 and $4,162, respectively.

NOTE 4 -        COMMITMENTS AND CONTINGENCIES

Operating Lease

The Company leases two facilities in California and one in Nevada under non-cancelable operating leases. The two leases in California expire on May 1, 2004 and December 31, 2003, and the Nevada lease expires on June 30, 2004. The Company also leases equipment under non-cancelable operating leases with various terms and renewal periods. Future minimum lease payments are as follows:

                  July 31,                 Amount

                   2004                 $ 92,826
                   2005                   16,787
                   2006                   16,787
                   2007                    8,393
                   2008 and thereafter         -
                                        --------
                                       $ 134,793

Rent expense for the Company's operating facilities totaled $76,901 and $52,946 for the years ended July 31, 2003 and 2002, respectively. Equipment rent expense was $1,759 and $5,670, for the years ended July 31, 2003 and 2002, respectively.

Capital Lease

Minimum future lease payments under a capital lease as of July 31, for each of the next five years are:

                   July 31,                     Amount

                    2004                      $  3,428
                    2005                             -
                    2006                             -
                    2007                             -
                    2008 and thereafter              -
                                              --------
             Total minimum lease payments        3,428
             Less: amount representing interest      -
                                              --------

             Present value of minimum lease
               payments                          3,428
             Less: current portion              (3,428)
                                             ---------
             Capital Lease Liability -
               non-current                   $       -
                                             =========



Interest rate of the lease is zero and is computed based on the Company's incremental borrowing rate at the inception of each lease.

                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 4 -        COMMITMENTS AND CONTINGENCIES (continued)

Employment Agreements

On December 1, 2001 the Company entered into five-year employment agreements with its President and Vice President/Controller. The agreements may be renewed for a succeeding five-year term at the option of both the employee and the Company. The total annual compensation under these agreements is $312,000. The agreements contain no provision for annual salary increases but do contain provisions for awarding annual bonuses determined by the Board of Directors. In addition, the president of the Company received stock options for the purchase of 500,000 shares of the Company's common stock at an exercise price of $0.50 per share.

Legal Services

In January 2002, the Company entered into a two-year agreement for legal services. The agreement can be terminated on the effective date of a successful registration of the Company's stock with the Securities and Exchange Commission. The agreement calls for the payment of a monthly retainer in the amount of $5,000. In addition, the Company issued 250,000 shares upon the signing of the agreement as compensation for services rendered to the Company valued at $15,000 and issued warrants for 250,000 shares, exercisable at $0.50 per share.

Investors Right to Rescind

As of July 31, 2003, the Company had received $615,272 upon the exercise of stock options granted to its independent representatives in a private offering, which according to an opinion of the Company's legal counsel was exempted for registration under security laws. Section 12 of the Securities Act of 1933 allows shareholders the right of rescission in the event it was determined that the Company failed to disclose a material fact. The investor can recover the consideration paid for the security with interest thereon, less the amount of income received thereon, or for damages if the investor no longer owns the security. As of July 31, 2003, there has not been any asserted claims or any pending or threatening litigation.

NOTE 5 -        CAPITAL STOCK

Common Stock

In August 2001, the Company issued 3,100,000 shares of $0.001 par value common stock to its founder for a capital contribution of $3,100.

In January 2002, the Company issued 250,000 shares of $0.001 par value common stock to its corporate attorney for legal services, which were valued at $15,000.

In June 2002, the Company issued 523,648 shares of $0.001 par value common stock in the exercise of stock options at $0.25 per share for cash in the amount of $130,912.

In December 2002, the Company issued 100,000 shares of $0.001 par value common stock to West Moore Partners, Inc. for prepaid brokerage services. The shares were valued at $25,000.

During fiscal year 2003, the Company issued 1,150,119 shares of $0.001 par value common stock in the exercise of stock options at $0.25 to $0.75 per share for $484,360 in cash.

                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 5 -        CAPITAL STOCK (continued)

Warrants

In January 2002 the Company granted 250,000 warrants to its corporate attorney. Each warrant entitles the holder to purchase one share of the Company's common stock at a price of $0.50. The warrants expire in January 2007.

NOTE 6 -        STOCK OPTION PLAN

In August 2001, the Company adopted a stock option plan under which shares of common stock are available for issuance with respect to awards granted to officers, management, consultants, any other key employees of the Company and non-employees. The option price ranges from $0.25 to $1.50 on the date of grant, they expire three years from the date of grant and the options vest immediately.

The Company issues stock options to its officers and vendors at the discretion of the Board of Directors. Options are automatically issued to its sales representatives as they achieve each sales representative level. Options granted vary in amounts ranging from 200 options for the lowest level to 35,000 options for the highest level.

Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation," ("SFAS 123") establishes a fair value method and disclosure standards for stock based employee compensation arrangements, such as stock purchase plans and stock options. It also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees, requiring that such transactions be accounted for based on fair value. The Company applies APB Opinion 25 and related interpretations in accounting for stock options for employee compensation and discloses the pro forma effects of applying SFAS 123. The Company applies SFAS No. 123 in accounting for stock options for non-employee compensation. The Company recorded compensation expense for non-employees for the years ended July 31, 2003 and 2002 in the amount of $18,156 and $0, respectively.

 A summary of the status of the Company's total stock option activity as of and for the years ended July 31, 2003 and 2002, is presented below:

                                         Weighted     Weighted       Exercise
                                         Average    Average Years      Price
                              Options    Exercise  Remaining Life      Range
                              --------  ---------- --------------     ------
Outstanding at July 31, 2001        -          -             -               -
                             --------   ---------     --------       ---------
 Granted during the year    4,631,567      $1.09             3    $0.25 - $1.50
 Surrendered, forfeited or
   expired                          -          -             -                -
 Exercised                   (523,648)      0.25          2.63    $0.25 - $0.75
                           ----------    -------        ------    -------------
 Outstanding at
  July 31, 2002             4,107,919       1.09          2.47    $0.25 - $1.50
                            ----------    -------        ------    -------------

 Granted during the year    4,696,750      $0.92             3    $0.25 - $1.50
 Surrendered, forfeited
    or expired                      -          -             -                -
 Exercised                 (1,150,119)      0.40          2.55    $0.25 - $0.75
                          -----------      -----        ------    -------------
 Outstanding at
    July 31, 2003           7,654,550     $ 0.73          2.18    $0.25 - $1.50
                           ==========     ======        ======    =============



All outstanding options were exercisable at each period.

                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 6 -        STOCK OPTION PLAN (Continued)

During the year ended July 31, 2003 the Company granted options to employees, which were accounted for using the intrinsic value method. If the Company had elected to recognize compensation expense based on the fair value of the stock options granted to employees at the grant date, the pro forma net loss and net loss per share amounts would have been the same as the stated amounts. There were no options granted to employees during the year ended July 31, 2002.

The fair value of each option granted to non-employees was estimated on the date of the grant using the Black-Scholes Option Pricing Module, using the following assumptions:

                                                  Year Ended        Year Ended
                                                 July 31, 2003    July 31, 2002
                                                 -------------    -------------

 Weighted average price of the underlying stock      0.40              0.06
 Weighted average exercise price of the option       0.92              1.09
 Weighted average expected life of the option        2.18              1.42
 Expected volatility of underlying stock            30.06%                0%
 Expected dividends on the stock                        0%                0%
 Risk-free interest rate                             2.38%             3.03%

The compensation expense of stock options granted to non-employees was $18,156 for the year end July 31, 2003. For the year ended July 31, 2002, there was no compensation expense of the stock options granted to employees and non-employees.

NOTE 7 -        INCOME TAXES

At July 31, 2003 the Company had unused net operating loss carry forwards of approximately $165,000, which may be applied against future taxable income. The net operating loss carry forwards expire in 2023. There is no assurance that the Company will realize the benefit of the net operating loss carry forward.

The provision (benefit) for income taxes consists of the following:

                                 For the Year Ended     For the Year Ended
                                    July 31, 2003         July 31, 2002
                                 ------------------      ------------------
Current income taxes:
   Federal                          $       -              $   39,371
   State                                  800                  14,232
                                   ----------              ----------
     Total current income taxes           800                  53,603
                                   ----------              ----------

Deferred income taxes (benefit):
   Federal                                  -                 (39,371)
   State                               (5,780)                      -
                                   ----------              ----------
                                       (5,780)                (39,371)

      Total (benefit) provision
        for income tax            $    (4,980)             $   14,232
                                  ===========              ==========

                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 7 -        INCOME TAXES (continued)

The components of the deferred tax asset are as follows:

                                          July 31, 2003         July 31, 2002
Deferred tax asset (liability):
   Deferred revenue                       $   286,039             $   544,927
   Deferred commissions                      (196,927)               (352,493)
   Net operating loss carry forward            56,334                       -
                                          -----------             -----------
Deferred tax asset                            145,446                 192,434
Valuation allowance                          (134,891)               (153,063)
                                          -----------             -----------

Net deferred tax assets                  $     10,555            $     39,371
                                         ============            ============


The valuation allowance decreased by $18,172 for the year ended July 31, 2003 and increased by $153,063 for the year ended July 31, 2002.

Reconciliation of the differences between the statutory tax rate and the effective income rate is as follows:

                                       For the Year Ended    For the Year Ended
                                         July 31, 2003         July 31, 2002
                                       ------------------    ------------------

Expected federal statutory tax
  (benefit) rate                             (34.0)%               (34.0)%
Expected state tax rate, net of
  federal tax (benefit) rate                  (7.2)%                (7.2)%
                                            --------              --------
Expected combined statutory rate             (41.2)%               (41.2)%

Temporary timing differences                  69.9 %                75.1 %
Valuation allowance for deferred taxes       (28.7)%               (26.7)%
                                             -------               -------
Effective income tax rate                      0.0 %                 7.2 %
                                             =======               =======

NOTE 8 -        RELATED PARTY TRANSACTIONS

On July 17, 2003, the Company loaned $205,700 to Honolulu Management Group, LLC. The owner of Honolulu Management Group, LLC is the majority shareholder of the Company and an officer and director. The note carries an annual rate of 5%, paid in monthly increments, and the principal is due in full on or before July 17, 2007. The note can be prepaid in whole or in part, without penalty, at the option of Honolulu Management Group, LLC and without consent from the Company.

NOTE 9 -      ADJUSTMENT TO AND RESTATEMENT OF THE YEAR ENDED JULY 31, 2002

The accompanying financial statements as of and for the year ended July 31, 2002 have been restated to reflect the Company's change in its method of accounting for deferred revenue and expenses and a change in the capitalization of the capital lease.

                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 9 -   ADJUSTMENT TO AND RESTATEMENT OF THE YEAR ENDED JULY 31, 2002(cont'd)

Under the new method of accounting for deferred sales, the Company defers recognition of the revenue and its related expense over the period the service is provided. Under the prior method of accounting, revenues and expenses were recognized at the time of sale. The change in accounting method significantly decreased revenues and commissions for the year ended July 31, 2002.

The change in the amount capitalized as a capital lease was made to correctly record the amount equal to the present value of the minimum lease payments at the beginning of the lease term. As a result, the amount recorded as the asset and related obligation decreased.

The effect of the restatement on the Company's revenue, commissions, deferred revenue, deferred costs and deferred income taxes is as follows:

                                                 July 31, 2002
                               As Originally      Adjustment             As
                                 Reported      Increase (Decrease)     Restated
                              --------------   -------------------    ---------
Statement of Income
   Revenue:
     Corporate education        $ 2,267,244      $ (1,457,485)      $  809,759
     Representative and agent
        fees                        224,366          (144,207)          80,159

   Operating expenses:
     Commissions                  1,439,337        (1,077,670)         361,667
     Provision for income taxes      31,470           (17,238)          14,232

Balance Sheet
   Assets:
     Deferred commissions                 -         1,025,135        1,025,135
     Property and equipment, net     45,809           (14,128)          31,681
     Deferred tax asset                   -            39,371           39,371

   Liabilities:
     Deferred revenue                     -         1,602,725        1,602,725
     Accrued commissions             55,957           (55,957)               -
     Income taxes payable            25,900            27,703           53,603
     Deferred tax liability           5,250            (5,250)               -
     Capital lease - current
        portion                       4,334              (220)           4,114
     Capital lease                   17,336           (13,908)           3,428

                              MSTG SOLUTIONS, INC.

                              FINANCIAL STATEMENTS

                                JANUARY 31, 2004
                                  (Unaudited)

3

                               MSTG SOLUTIONS, INC.

                                TABLE OF CONTENTS



                                                                         Page

Balance Sheets                                                            3

Statements of Operations                                                  4

Statements of Changes in Shareholders' Equity                             5

Statements of Cash Flows                                                  6

Notes to Financial Statements                                            7-15

                              MSTG SOLUTIONS, INC.

                                 BALANCE SHEETS

                                                January 31, 2004  July 31, 2003
                                                ----------------  -------------
                      ASSETS

Current Assets:
   Cash and cash equivalents                       $ 242,949        $ 279,413
   Accounts receivable                                 7,000            6,042
   Deferred commissions                              384,465          556,167
   Deferred tax asset                                 10,555           10,555
   Prepaid assets                                     45,519           29,920
   Interest receivable                                   394              394
                                                   ---------        ---------
        Total current assets                         690,882          882,491
                                                   ---------        ---------

   Property and equipment, net (Note 3)              104,868           44,981
   Note receivable - related party (Note 2)          205,700          205,700
   Other assets                                        3,044            1,950
                                                   ---------        ---------
        Total assets                              $1,004,494       $1,135,122
                                                  ==========       ==========
       LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
   Accounts payable                               $  45,193        $   14,078
   Accrued payroll and other expenses                66,426            54,175
   Deferred revenue                                 612,959           841,291
   Income tax payable                                   800               800
   Capital lease - current portion                      686             3,428
                                                  ---------        ----------
        Total current liabilities                   726,064           913,772
                                                  ---------        ----------
Commitments and contingencies (Note 4)                    -                 -

SHAREHOLDERS' EQUITY:  (Note 5)
Common Stock, $0.001 par value, 100,000,000
 shares authorized; 5,073,767 and 5,123,767
 shares issued and outstanding at January 31,
 2004 and July 31, 2003, respectively                 5,074             5,124
Additional paid-in capital                          667,214           671,404
Deficit                                           ---------         ---------
        Total shareholders' equity                  278,430           221,350
                                                  ---------         ---------
   Total liabilities and shareholders' equity    $1,004,494        $1,135,122
                                                 ==========        ==========

                                      F-1
The accompanying notes are an integral part of these statements

                              MSTG SOLUTIONS, INC.

                            STATEMENTS OF OPERATIONS

                                  For the Three Months Ended      For the Six Months Ended
                                  January 31,    January 31,     January 31,     January 31,
                                      2004           2003           2004            2003
                                 ----------------------------    ----------------------------
REVENUE:
 Small business services       $  363,919        $   45,663      $   769,274       $  91,069
 Representative and agent fees    257,385            59,649          442,694         122,739
 Corporate education               47,203           769,355          267,927       1,428,612
                               ----------        ----------      -----------       ---------
        Total revenue             668,507           874,667        1,479,895       1,642,420
                               ----------        ----------      -----------       ---------

OPERATING EXPENSES:
 Commissions                      342,023           527,540          779,071         976,523
 Sales and marketing               31,986            33,553           80,996          85,276
 Other small business services     10,147             6,760           16,067          14,050
 Payroll                          153,361           250,042          271,313         377,577
 Professional fees                 65,210           119,546          116,078         173,141
 General and administrative        93,088            37,436          154,617         167,292
   Stock based compensation
   expense                          3,574             5,467            8,260           8,420
                               ----------        ----------      -----------       ---------
      Total operating expenses    699,389           980,344        1,426,402       1,802,279
                               ----------        ----------      -----------       ---------
           Net (loss) income
             from operations      (30,882)         (105,677)          53,493        (159,859)
                               ----------        ----------      -----------       ---------

OTHER INCOME AND EXPENSES:
  Interest income                   3,201               466            6,341             736
  Other income                          -               111            2,250             111
  Other expenses                      (29)             (300)          (1,033)         (1,043)
                               ----------        ----------      -----------       ---------
          Total other income
            (expense)               3,172               277            7,558            (196)
                               ----------        ----------      -----------       ---------
           Net (loss) income
            before income
            taxes (benefit)       (27,710)         (105,400)          61,051       (160,055)
  Income tax benefit                    -                 -             (269)              -
                               ----------        ----------      -----------       ---------
        NET (LOSS) INCOME      $  (27,710)       $ (105,400)     $    61,320      $ (160,055)
                               ==========        ===========     ===========      ==========

     Net (Loss) Income Per Share
              Basic            $    (0.01)       $    (0.02)     $      0.01      $    (0.03)
                               ==========        ===========     ===========      ==========
              Diluted          $    (0.01)       $    (0.02)     $      0.01      $    (0.03)
                               ==========        ===========     ===========      ==========

        Basic Weighted Average
        Shares Outstanding      5,107,101         4,899,267        5,107,101       4,587,919
                               ==========        ===========     ===========      ==========

        Diluted Weighted Average
        Shares Outstanding      5,107,101         4,899,267        6,318,407       4,587,919
                               ==========        ===========     ===========      ==========


                              MSTG SOLUTIONS, INC.

                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY


                                   Common Stock         Additional
                                          Par Value      Paid-in   Accumulated
                                Shares      $0.001       Capital      Deficit
                              ----------------------   ------------------------

   BALANCES, July 31, 2002     3,873,648    $  3,874   $ 145,138   $ (437,081)

   Exercise of stock options   1,150,119       1,150     483,210            -
   Shares issued for services    100,000         100      24,900            -
   Stock based compensation
      expense                          -           -      18,156            -
   Net loss                            -           -           -      (18,097)
                             -----------    --------   ---------   ----------
   BALANCES, July 31, 2003     5,123,767       5,124     671,404     (455,178)


Recission of shares              (50,000)        (50)    (12,450)           -
Stock based compensation
   expense                             -           -       8,260            -
Net loss                               -           -           -       61,320
                             -----------    --------   ---------   ----------

   BALANCES, July 31, 2003     5,073,767       5,074     667,214     (393,858)
                             ===========    ========   =========   ==========

                              MSTG SOLUTIONS, INC.

                            STATEMENTS OF CASH FLOWS


                                               For the Six        For the Six
                                              Months Ended       Months Ended
                                            January 31, 2004   January 31, 2003
                                            ----------------   ----------------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)                            $   61,320          $ (160,055)
 Adjustments to reconcile net income (loss)
   to net cash provided by (used in)
   operating activities:
   Depreciation                                    9,538               5,074
   Stock based compensation expense                8,260               8,420
   Increase in accounts receivable                  (958)             (2,042)
   Increase in prepaid expenses                  (15,599)            (76,895)
   Decrease in interest receivable                     -               3,363
   Decrease in deferred commissions              171,702              68,159
   Increase in other assets                       (1,094)                  -
   Increase (decrease) in accounts payable        31,115              (9,086)
   Increase (decrease) in accrued payroll
       liabilities                                12,251             (69,032)
   Decrease in deferred revenue                 (228,332)            (205,266)
                                              ----------            ---------
      Net cash provided by (used in)
        operating activities                      48,203             (437,360)
                                              ----------            ---------

 CASH FLOWS USED IN INVESTING ACTIVITIES:
   Issuance of note receivable                         -              (17,120)
   Acquisition of property and equipment         (69,425)             (14,272)
                                              ----------            ---------
       Net cash used in investing activities     (69,425)             (31,392)
                                              ----------            ---------

 CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of common stock                            -              509,360
   Recession of shares                           (12,500)                   -
   Payment on capital lease                       (2,742)              (2,400)
                                              ----------            ---------
       Net cash (used in) provided by
          financing activities                   (15,242)             506,960
                                              ----------            ---------

 NET (DECREASE) INCREASE IN CASH AND
  CASH EQUIVALENTS                               (36,464)              38,208

 CASH AND CASH EQUIVALENTS, beginning
   of period                                     279,413              266,986
                                              ----------            ---------

 CASH AND CASH EQUIVALENTS, end of period    $   242,949           $  305,194
                                             ===========           ==========

 SUPPLEMENTAL DISCLOSURES OF
 CASH FLOW INFORMATION

   Cash paid for interest                    $        33           $      935
                                             ===========           ==========

   Cash (refunded) paid for income taxes     $      (269)          $        -
                                             ===========           ==========

                              MSTG SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


NOTE 1 -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

MSTG Solutions, Inc. (the "Company"), a Nevada Corporation was incorporated on June 26, 2001, as Tech Windows. During its initial six months of existence, no business operations were conducted through Tech Windows. The Company changed its name to MSTG Solutions, Inc. in 2001 and then focused upon education of individuals and small businesses on the benefits of forming corporations or other similar business entities. Through July 31, 2003, the Company adjusted their plans to focus exclusively upon providing products and services for small businesses.

Customers become Independent Representatives by paying an initiation fee and consummating a certain minimum number of sales. Qualified Independent Representatives received sales commissions, paid following the week of the sale, and monthly sales commissions, paid monthly for the sales of monthly services such as Website services.

The interim financial information as of and for the six months ended January 31, 2004 is unaudited. In the opinion of management all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.

Use of Estimates

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. Such principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosures of contingent assets and liabilities at the date of the financial statements and amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue from corporate education services, representative and agent fees, business incorporation fees, and resident agent services are recognized in income as earned, pro rata on a monthly basis, over the period services are provided. The related sales commissions are also deferred and amortized over the same period.

As of January 31, 2003, corporate education services were discontinued and the Company started business incorporation fees, which consists of a one-time fee of $495. Each customer is provided with a retail business kit that includes literature and a book on the incorporation process and corporate credit as well as the right to receive incorporation services from the date of their purchase to the time of incorporation. These business incorporation fees are recognized in income as earned on a monthly basis over a three-month period based on historical Company data.

State filing revenues for the filing of a business entity are recognized immediately at the time service is provided. The fees collected are recorded net of the filing fees paid to the Secretary of State for the filing of the business entity. All other products and services are recognized at the time of sale since the Company immediately places its order for these products with its suppliers.

Commissions to Representatives

The Company accrues sales commission expenses to its Independent Representatives at the time a sale is recognized. Commissions are paid depending on what sales level, or position, each Independent Representative has attained. Positions ranged from Independent Representative to an honorary title of "Regional Vice President". Regional Vice Presidents are not officers of the corporation. As each Independent Representative progresses to higher levels within the organization, they earn additional "override" commissions on sales generated by their subordinates.

Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is charged to operating expense using the straight-line method over the estimated useful lives of the assets, which ranges from three to seven years. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized.

Income Taxes

Deferred income taxes and liabilities are determined using the liability method. Under this method, the deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net Income/Loss per Share

The computation of net income (loss) per common share (basic and diluted) is computed by dividing net income (loss) by the weighted average number of shares outstanding during the period. For any period of net loss, the Company has excluded certain common stock equivalents, such as stock options, in the calculation of diluted earnings per share because their inclusion would be anti-dilutive. The following table reconciles the numerators and denominators of the basic and diluted earnings per share for its period with net income:

                                     For the Six Months Ended January 31, 2004
                                     ------------------------------------------
                                       Income         Shares        Per Share

   Basic earnings per share           $  61,320      5,107,101       $  0.01
   Stock Options                             --      1,211,306
                                      ---------      ---------
   Dilated earnings per share         $  61,320      6,318,407       $  0.01
                                      =========      =========       =======


Impairment of Long-Lived Assets

In accordance with SFAS 144, "Accounting for the Impairment or Disposal of Long-lived Assets", the Company periodically reviews its long-lived assets to be held and used by the Company to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company bases its evaluation on such impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If such impairment indicators are present or if other factors exist that indicate that the carrying amount of the asset may not be recoverable, the Company determines whether impairment has occurred through the use of an undiscounted cash flow analysis of assets at the lowest level for which identifiable cash flows exist. If impairment has occurred, the Company recognizes a loss for the difference between the carrying amounts and the estimated value of the asset. The fair value of the asset is measured using quoted market prices or, in the absence of quoted market prices, fair value is based on an estimate of discounted cash flow analysis. There were no impairment losses for the periods ended January 31, 2004 and July 31, 2003.

Fair Value of Financial Instruments

Financial instruments consist principally of cash, accounts receivable, notes receivable, other receivables, payables and accrued liabilities. The estimated fair value of these instruments approximates their carrying value.

Stock-Based Compensation

Compensation expense is recorded with respect to stock option grants and restricted stock awards to employees and board members using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 (APB 25). This method calculates compensation expense on the measurement date as the excess of the current market price of the underlying Company stock over the amount the employee is required to pay for the shares, if any. The expense is recognized over the vesting period of the grant or award. For employee and board member stock options, the Company follows the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS 123), in preparing its financial statements.

NOTE 1 -        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock options granted to associates or other non-employees are accounted for at fair value in accordance with SFAS No. 123. Under the fair value method, compensation expense is measured at the grant date using an option-pricing model that takes into account the following six specified factors; current price of the underlying stock, exercise price of the option, expected life of the option, expected volatility of the underlying stock, expected dividends, and risk-free interest rate during the expected option term.

Advertising Costs

Advertising costs are charged to operations as incurred. Advertising costs were approximately $0 and $200 for the three and six months ended January 31, 2004, respectively. There were no advertising costs incurred for the three or six months ended January 31, 2003.

Segments

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers.

SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate the resources and in assessing performance. The Company currently operates in one segment and therefore, SFAS 131 has no effect on the Company's reporting.

Recently Issued Accounting Standards

In November 2002, Financial Accounting Standards Board ("FASB") Interpretation No. 45 (FIN 45), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" was issued. FIN 45 elaborates on the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. Certain guarantee contracts are excluded from both the disclosure and recognition requirements of FIN 45, including, among others, residual value guarantees under capital lease arrangements, commercial letters of credit, and loan commitments. The disclosure requirements of FIN 45 are effective as of December 31, 2002. The recognition requirements of FIN 45 are to be applied prospectively to guarantees issued or modified after December 31, 2002. The impact of FIN 45 is not expected to have a material impact on results of operations, financial position, or liquidity.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-based Compensation - Transition and Disclosure," which provides guidance on how to transition from the intrinsic value method of accounting for stock-based compensation under APB Opinion No. 25 to SFAS No. 123's fair value method of accounting, if a company so elects. In addition, this Statement amends the disclosure requirements of SFAS No. 123,

 "Accounting for Stock-Based Compensation," to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. This pronouncement did not have an effect on the Company's financial results. The Company adopted the disclosure requirements of SFAS No. 148 during fiscal year 2003.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This pronouncement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003. This pronouncement did not have an effect on the Company's financial statements.

Website Development

The Company expenses all website development costs as incurred. Such expenses are not material to these financial statements.

Reclassifications

Certain reclassifications have been made to the prior year financial statements to conform to the current year presentation.

NOTE 2 -        NOTES RECEIVABLE

In July 2003, the Company loaned $205,700 to a related third party. The unsecured note carries an annual rate of 5%, paid in monthly increments, and the principal is due in full on or before July 17, 2007. As of January 31, 2004, the Company accrued $394 of interest income.

NOTE 3 -        PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                        January 31, 2004    July 31, 2003

            Automobiles                     $  68,092  $             --
            Capital Lease                       8,590             8,590
            Computer Equipment                  8,146             8,146
            Furniture and Fixtures             14,583            14,583
            Office Equipment                   23,551            22,218
                                           ----------        ----------
                                              122,962            53,537
            Accumulated Depreciation          (18,094)           (8,556)
                                           ----------       -----------
              Total Property and Equipment $  104,868       $    44,981
                                           ==========       ===========

NOTE 3 -        PROPERTY AND EQUIPMENT (Continued)

Depreciation expense for the three months ended January 31, 2004 and 2003, was $6,471 and $2,679, respectively and for the six months ended January 31, 2004 and 2003 was $9,538 and $5,074, respectively.

NOTE 4 -        COMMITMENTS AND CONTINGENCIES

Operating Lease

The Company leases two facilities in California and one in Nevada under non-cancelable operating leases. The two leases in California expire on May 1, 2004 and June 30, 2004, and the Nevada lease expires on December 31, 2006. The Company also leases equipment under non-cancelable operating leases with various terms and renewal periods. As of July 31, 2003, future minimum lease payments are as follows:

                              July 31,                 Amount
                              --------                --------

                                2004                  $92,826
                                2005                   16,787
                                2006                   16,787
                                2007                    8,393
                              2008 and thereafter           -
                                                      -------
                                                     $134,793

Rent expense for the Company's operating facilities totaled $23,734 and $19,269, for the three months ended January 31, 2004 and 2003, respectively, and $53,711 and $43,301 for the six months ended January 31, 2004 and 2003, respectively. Equipment rent expense was $6,352 and $6,130 for the three months ended January 31, 2004 and 2003, respectively, and $12,550 and $9,399, for the six months ended January 31, 2004 and 2003, respectively.

Capital Lease

The capital lease expires in April 2004. As of January 31, 2004, the Company's capital lease liability was $686. Minimum future lease payments under the capital lease as of July 31, 2003 for each of the next five years are:

                  July 31,                          Amount
                  --------                        ---------

                    2004                          $  3,428
                    2005                                 -
                    2006                                 -
                    2007                                 -
                    2008 and thereafter                  -
                                                  --------
             Total minimum lease payments            3,428
             Less: amount representing interest          -
                                                  --------

             Present value of minimum lease
                payments                             3,428
             Less: current portion                  (3,428)
                                                   -------
             Capital Lease Liability -
               non-current                        $      -
                                                  ========

NOTE 4 -        COMMITMENTS AND CONTINGENCIES (Continued)

The interest rate of the lease is zero and is computed based on the Company's incremental borrowing rate at the inception of the lease.

Employment Agreements

On December 1, 2001 the Company entered into five-year employment agreements with its President and Vice President/Controller. The agreements may be renewed for a succeeding five-year term at the option of both the employee and the Company. The total annual compensation under these agreements is $312,000. The agreements contain no provision for annual salary increases but do contain provisions for awarding annual bonuses determined by the Board of Directors. In addition, the President of the Company received stock options for the purchase of 500,000 shares of the Company's common stock at an exercise price of $0.50 per share.

Legal Services

In January 2002, the Company entered into a two-year agreement for legal services. The agreement can be terminated on the effective date of a successful registration of the Company's stock with the Securities and Exchange Commission. The agreement calls for the payment of a monthly retainer in the amount of $5,000. In addition, the Company issued 250,000 shares upon the signing of the agreement as compensation for services rendered to the Company valued at $15,000 and issued warrants for 250,000 shares, exercisable at $0.50 per share.

Investors Right to Rescind

As of January 31, 2004 the Company had received $615,272 upon the exercise of stock options granted to its independent representatives in a private offering, which according to an opinion of the Company's legal counsel was exempted for registration under security laws. Section 12 of the Securities Act of 1933 allows shareholders the right of rescission in the event it was determined that the Company failed to disclose a material fact. The investor can recover the consideration paid for the security with interest thereon, less the amount of income received thereon, or for damages if the investor no longer owns the security. As of January 31, 2004, there has not been any asserted claims or any pending or threatened litigation.

NOTE 5 -        CAPITAL STOCK

Common Stock

In December 2002, the Company issued 100,000 shares of $0.001 par value common stock to West Moore Partners, Inc. for prepaid brokerage services. The shares were valued at $25,000.

During fiscal year 2003, the Company issued 1,150,119 shares of $0.001 par value common stock in the exercise of stock options at $0.25 to $0.75 per share for $484,360 in cash.

NOTE 5 -        CAPITAL STOCK (Continued)

During the first quarter 2004, the Company rescinded 50,000 shares of $0.001 par value common stock from a shareholder. The shares were issued in 2002 for services which had not been provided when the shares were cancelled.

Warrants

In January 2002, the Company granted 250,000 warrants to its corporate attorney, convertible into 250,000 shares of $0.001 par value common stock at an exercise price of $0.50 per warrant. The warrants expire January 2007.

NOTE 6 -        STOCK OPTION PLAN

In August 2001, the Company adopted a stock option plan under which shares of common stock are available for issuance with respect to awards granted to officers, management, consultants, any other key employees of the Company and non-employees. The option price ranges from $0.25 to $1.50 on the date of grant, they expire three years from the date of grant and the options vest immediately.

The Company issues stock options to its officers and vendors at the discretion of the Board of Directors. Options are automatically issued to its sales representatives as they achieve each sales representative level. Options granted vary in amounts ranging from 200 options for the lowest level to 35,000 options for the highest level.

Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation," ("SFAS 123") establishes a fair value method and disclosure standards for stock based employee compensation arrangements, such as stock purchase plans and stock options. It also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees, requiring that such transactions be accounted for based on fair value. The Company applies APB Opinion 25 and related interpretations in accounting for stock options for employee compensation and discloses the pro forma effects of applying SFAS 123. The Company applies SFAS No. 123 in accounting for stock options for non-employee compensation. The Company recorded compensation expense for non-employees for the three months ended January 31, 2004 and 2003 in the amount of $3,574 and $5,467, respectively, and for the six months ended January 31, 2004 and 2003, the Company recorded compensation expense of $8,260 and $8,420, respectively. There were no options granted to employees for the six months ended January 31, 2004 and 2003.

The fair value of each option granted to non-employees was estimated on the date of the grant using the Black-Scholes Option Pricing Module, using the following assumptions:

NOTE 6 -        STOCK OPTION PLAN (Continued)

                                    For the Three      For the Three        For the Six         For the Six
                                    Months Ended        Months Ended        Months Ended        Months Ended
                                  January 31, 2004    January 31, 2003    January 31, 2004    January 31, 2003
                                  ----------------    ----------------    ----------------    ----------------
Weighted average price of the
    underlying stock                     0.38                0.40                0.40                0.40
 Weighted average exercise
    price of the option                  0.77                0.92                0.76                0.92
 Weighted average expected
    life of the option                   2.82                2.18                2.60                2.18
 Expected volatility of
     underlying stock                   23.88%              30.06%              23.88%                  0%
 Expected dividends on the stock            0%                  0%                  0%                  0%
 Risk-free interest rate                 2.32%               2.38%               2.38%               2.38%


A summary of the status of the Company's total stock option activity as of January 31, 2004 and July 31, 2003, is presented below:

                                           Weighted     Weighted       Exercise
                                           Average    Average Years     Price
                                Options   Exercise   Remaining Life     Range
                               --------  ----------  --------------    --------

 Outstanding at July 31, 2002  4,107,919     1.09        2.47        $0.25-$1.50
                               ---------    -----       -----        -----------

  Granted during the year      4,696,750   $ 0.92        3.00        $0.25-$1.50
  Surrendered, forfeited
   or expired                          -        -           -                  -
  Exercised                   (1,150,119)    0.40        2.55        $0.25-$0.75
                              ----------   ------      ------        -----------
Outstanding at July 31, 2003   7,654,550   $ 0.73        2.18        $0.25-$1.50
                              ----------   ------      ------        -----------

  Granted during the period    1,493,000   $ 0.77        2.82        $0.75-$1.00
  Surrendered, forfeited or
     expired                           -        -           -                  -
  Exercised                            -        -           -                  -
                              ----------   ------      ------        -----------
 Outstanding at January 31,
    2004                       9,147,550   $ 0.74      $ 2.29        $0.25-$1.50
                              ==========   ======      ======        ===========

All outstanding options were exercisable at each period.

NOTE 7 -        SUBSEQUENT EVENT

We lease our main administrative offices for $10,243 per month from a company controlled by our officers. The lease on this space expires in June 2005.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

We are required by our Bylaws and Certificate of Incorporation to indemnify, to the fullest extent permitted by law, each person that the Company is permitted to indemnify. Our Charter requires it to indemnify such parties to the fullest extent permitted by Nevada Corporation Law.

Item 25. Other Expenses of Issuance and Distribution

All the following numbers are approximations only:

      SEC Registration Fee                    $   1,433
      Accounting Fees and Expenses            $  50,000
      Legal Fees and Expenses                 $  50,000
      Printing Expenses                       $   7,500
      Miscellaneous                           $   4,017
                                              ---------
           Total                              $ 112,950
                                              =========

Item 26. Recent Sales of Unregistered Securities

A. Sales of Unregistered Securities to Officers and Directors

    1. In July 2001 we issued 3,100,000 shares of restricted Common Stock to our founders, Gil and Judy Kim plus options to acquire 500,000 shares of our common stock at a price of $0.25 per share. There was no underwriter involved in these issuances and no commissions were paid to any person(s). The issuances were exempt from the registration provisions of the Securities Act of 1933 by virtue of Section 4(2) of the Act.

B. Sales of Unregistered Securities to Private Investors

     1. We provide stock options as an incentive to our Independent Representatives. The first option was exercised on April 26, 2002. Between April 26, 2002 and May 31, 2004 we issued 1,901,004 shares of our common stock to 542 Independent Representatives that exercised options. We received $731,838 from the exercise of these options. Each option holder was provided with a disclosure document and required to sign a Subscription Agreement prior to the exercise of his/her options. The Company relied upon Rule 504 of the Securities and Exchange Commission in connection with the sale of its shares to the Independent Representatives.

Rule 504 provides for an exemption for limited offerings and sales of securities not exceeding $1,000,000 during any twelve-month period. The requirements of Rule 504 are as follows:

(1) Section 504(a) provides that the issuer cannot be a reporting company under the Securities Exchange Act of 1934, an investment company, or a development state company. We were not any of these things at the time of the issuance and/or the exercise of the options.

(2)  The requirements of Rule 502(a), (c) and (d) must be complied with.

Rule 502(a) provides for integration of offerings in the event of certain circumstances. We have integrated all issuances and/or exercises of the options for purposes of this analysis. This integration does not cause a violation of Rule 504.

Rule 502(c) provides, in summary, that there shall be no general advertisement of the offering of the securities. We did not conduct any such advertising.

Rule 502(d) requires that there be a limitation upon resale. We have complied with each of the conditions set forth in 502(d). It required the execution of a Subscription Agreement requesting that the holders of the options represent whether they were an accredited investor. These Subscription Agreements also contained the disclosure required by 502(d)(2) regarding resale restrictions. Finally, a legend was placed upon all of the certificates issued under the options consistent with Rule 502(d)(3). We have retained Transfer Online to act as our transfer agent to assist in compliance with applicable legend requirements.

      2. On January 25, 2002, we executed a Retainer Agreement with Horwitz & Cron to provide legal services to our Company. Pursuant to the terms of that Retainer Agreement, we issued 250,000 Shares of Common Stock to Strawberry Canyon Capital, Inc., as well as 250,000 options to acquire Shares of our Common Stock at an exercise price of $0.50 per Share as payment for legal services rendered, and to be rendered, by Horwitz & Cron on our behalf. Strawberry Canyon Capital, Inc. is a corporation wholly owned by Lawrence W. Horwitz, a partner of Horwitz & Cron.

Item 27.

Exhibits

3.1 Articles of Incorporation of TECH Windows, a Nevada corporation, filed June 26, 2001*
3.2 Certificate of Amendment to Articles of Incorporation of MSTG Solutions, Inc., a Nevada corporation, filed February 28, 2002*
3.3  Restated Bylaws of MSTG Solutions, Inc., dated February 28, 2002*
5.1  Opinion of counsel
5.3  Opinion of Horwitz & Cron  (regarding  Sale of Stock Pursuant to Regulation
     D), dated November 17, 2003*
10.1 Employment Agreement with Gil Kim, dated December 1, 2001*
10.2 Employment Agreement with Judy Kim, dated December 1, 2001*
10.3 Retainer Agreement by and between MSTG Solutions, Inc. and Horwitz & Cron, dated January 25, 2002*
10.5  Form of Option Agreement ($0.25 and $0.50 options)*
10.6  Form of Option Agreement ($1.50 options)*
10.7  Form of MSTG Bookkeeping Service Order Form*
10.8  Form of MSTG Corporate Formalities Order Form*
10.9  Form of MSTG Corporate Order Form*
10.10 Form of MSTG Independent Representative's Agreement*
10.11 Form of MSTG Legal Service Order Form*
10.12 Form of MSTG Mail Forwarding Service Order Form*
10.13 Form of MSTG Resident Agent Services Order Form*
10.14 Form of MSTG Resident Telephone Service Order Form*
10.15 Form of MSTG Voicemail Service Order Form*
10.16 Form of MSTG Website Order Form*
10.17 Policies and Procedures of MSTG Solutions, Inc.*
10.17.1 Policies and Procedures of MSTG Solutions, Inc.*
24.3    Consent of Mendoza Berger & Company, LLP dated May 1, 2003*
24.3.1. Consent of Mendoza Berger & Company, LLP dated September 15. 2003*
24.3.3. Consent of Mendoza Berger & Company, LLP, dated November 21, 2003*
24.3.4. Consent of Spicer Jeffries, LLP, dated November 24, 2003*
24.3.5. Independent Auditors' Consent of Mendoza Berger & Company, LLP, dated January 15, 2004*
24.3.6. Independent Auditors' Consent of Spicer Jeffries LLP, dated January 19, 2004*
24.3.7. Independent Auditor's Agreement with Disclosures of Mendoza Berger & Company, LLP, dated January 15, 2004*
24.3.8. Independent Auditors' Consent of Mendoza Berger & Company, LLP, dated June 4, 2004
24.3.9. Independent Auditors' Consent of Spicer Jeffries LLP, dated June 8, 2004
24.3.10. Independent Auditor's Agreement with Disclosures of Mendoza Berger & Company, LLP, dated March 1, 2004
25        Power of Attorney (see signature page)

* Incorporated by reference from: (1) the Registration Statement on Form SB-2, Amendment No. 2 filed on May 15, 2003; or from (2) the Registration Statement on Form SB-2, Amendment No. 3 filed on September 15, 2003; or from (3) the Registration Statement on Form SB-2, Amendment No. 4 filed on November 26, 2003; from (4) the Registration Statement on Form SB-2, Amendment No. 5, filed on January 27, 2004, or from the Registration Statement on Form SB-2, Amendment No. 6, filed on March 12, 2004.


Item 28. Undertakings

The undersigned registrant hereby undertakes to:

      (1) Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (2) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement reflecting: (a) any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; (b) notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered); and (c) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective Registration Statement.

For determining liability under the Securities, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Orange, State of California on June 8, 2004.

                                        MSTG SOLUTIONS, INC.


                                        By:  /s/ Gil Kim
                                             --------------------------
                                             Gil Kim
                                        Its: President and Chairman of the Board










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                                POWER OF ATTORNEY


We, the undersigned directors and officers of MSTG Solutions, Inc., a Nevada corporation, do hereby constitute and appoint Gil Kim our true and lawful attorney-in-fact and agent, with full power to sign for us or any of us in our names and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents required in connection therewith, and with full power to do any and all acts and things in our names and in any and all capacities, which such attorney-in-fact and agent may deem necessary or advisable to enable MSTG Solutions, Inc., a Nevada corporation, to comply with the Securities Act of 1933, and any rules, regulations, and/or requirements of the U.S. Securities and Exchange Commission, in connection with this Registration Statement; and we hereby do ratify and confirm all that the such attorney-in-fact and agent shall do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act of 1933, the following persons, in the capacities and on the dates indicated, have signed this Registration Statement.


SIGNATURE                           TITLE                               DATE

By: /s/ Gil Kim
   ---------------------   President and Chairman of the Board      June 8, 2004
   Gil Kim                 (Principal Executive Officer)


By: /s/ Judy Kim
   --------------------    Vice President, Controller, Secretary    June 8, 2004
   Judy Kim                and Director (Principal Accounting and
                           Financial Officer)